                             CONTRIBUTION AGREEMENT


                                 by and between

                      The Parties Identified on Schedule A

                                       as
                                the TCR Parties,
                                on the one hand,

                                      and

                            Gables Residential Trust

                                      and

                       Gables Realty Limited Partnership

                                  together as
                                the Transferee,
                               on the other hand



                              Dated March 16, 1998

                               TABLE OF CONTENTS



                                                                                               PAGE
ARTICLE 1.CERTAIN DEFINITIONS.................................................................    2

ARTICLE 2.SUBJECT OF CONVEYANCE ANDASSIGNMENT.................................................   12
    Section 2.1                  Conveyance of the Real Property and Related Assets...........   12
    Section 2.2                  Conveyances of Partnership Interests.........................   14
    Section 2.3                  JV Real Estate Properties....................................   16
    Section 2.4                  Assignment of Property.......................................   16
    Section 2.5                  Several Liability............................................   19
    Section 2.6                  Access to Books and Records..................................   19
    Section 2.7                  Excluded Assets..............................................   19
    Section 2.8                  No Contributing Partner Liability............................   20

ARTICLE 3.VALUE AND PAYMENT TERMS.............................................................   20
    Section 3.1                  Issuance of Equity Securities................................   20
    Section 3.2                  Assumption of Indebtedness...................................   21
    Section 3.3                  Assumption of Assigned Property..............................   23
    Section 3.4                  Assignment and Assumption of Construction-Related Warranties
                                 and Guaranties...............................................   23
    Section 3.5                  Completion Costs.............................................   23
    Section 3.6                  Cash Consideration...........................................   24
    Section 3.7                  Withdrawn Properties.........................................   24
    Section 3.8                  Management Contracts and Brokerage Business..................   25
    Section 3.9                  Retained Amount..............................................   26

ARTICLE 4.TITLE; MATTERS TO WHICH THIS CONTRIBUTION IS SUBJECT................................   26
    Section 4.1                  Permitted Encumbrances.......................................   26
    Section 4.2                  Easements, Licenses and Dedications Prior to Closing.........   27
    Section 4.3                  Title Insurance..............................................   28

ARTICLE 5.REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS..................................   28
    Section 5.1                  Operating Representations and Warranties.....................   28
    Section 5.2                  Definition of Knowledge......................................   34

ARTICLE 6.REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP.........   35
    Section 6.1                  Operating Representations and Warranties.....................   35
    Section 6.2                  Definition of Knowledge......................................   41

ARTICLE 7.REPRESENTATIONS AND WARRANTIES OF THE ASSIGNORS.....................................   41
    Section 7.1                  Operating Representations and Warranties.....................   41


                                      (i)

ARTICLE 8. COVENANTS             ................................................................44
    Section 8.1                  Conduct of the Business of the Contributors and the Assignors...44
    Section 8.2                  Conduct of the Business of the Transferee.......................47
    Section 8.3                  Good Faith Efforts..............................................47
    Section 8.4                  Good Faith Cooperation..........................................47
    Section 8.5                  Public Announcements............................................48
    Section 8.6                  Government Filings..............................................48
    Section 8.7                  Listing of Shares...............................................48
    Section 8.8                  Registration of Shares..........................................48
    Section 8.9                  Investor Representations........................................49
    Section 8.10                 Time of Closing.................................................49
    Section 8.11                 Pledge of Equity Securities.....................................49
    Section 8.12                 No Solicitation.................................................50
    Section 8.13                 Prohibited Activities...........................................50
    Section 8.14                 Confidentiality.................................................50

ARTICLE 9.CLOSING                ................................................................50
    Section 9.1                  The Closing.....................................................50
    Section 9.2                  Deliveries at the Closing by the TCR Parties....................51
    Section 9.3                  Deliveries at the Closing by the Transferee.....................54
    Section 9.4                  Fees and Expenses...............................................56
    Section 9.5                  No Warranties...................................................56

ARTICLE 10.  ADJUSTMENTS         ................................................................58
    Section 10.1                 Adjustments at the Closing Date.................................58
    Section 10.2                 Adjustment for Assessments......................................59
    Section 10.3                 Reimbursement of Deposits and Out-of-Pocket Expenses............59
    Section 10.4                 Other Adjustments...............................................59
    Section 10.5                 Errors in Calculations..........................................59
    Section 10.6                 Survival........................................................59

ARTICLE 11.  CONDITIONS PRECEDENT TO CLOSING.................................................... 60
    Section 11.1                 Conditions to Obligations of the TCR Parties................... 60
    Section 11.2                 Conditions to Obligations of the Company and the Operating
                                 Partnership.................................................... 61


ARTICLE 12.  NO BROKERS          ............................................................... 62

ARTICLE 13.  CASUALTY LOSS       ................................................................62
    Section 13.1                 Maintenance of Insurance Policies...............................62
    Section 13.2                 Casualties......................................................62
    Section 13.3                 Interim Repairs.................................................63

                                      (ii)

    Section 13.4                 Casualties Other than Major Casualties.......................   63

ARTICLE 14.  CONDEMNATION.....................................................................   63

ARTICLE 15.  TERMINATION......................................................................   64
    Section 15.1                 Termination by the TCR Parties...............................   64
    Section 15.2                 Termination by the Transferee................................   64
    Section 15.3                 Minimum Share Price..........................................   65
    Section 15.4                 Effect of Termination........................................   65


ARTICLE 16.  TAX MATTERS......................................................................   65
    Section 16.1                 Payment of Taxes by the Contributors.........................   65
    Section 16.2                 Payment of 1997 Taxes........................................   66
    Section 16.3                 Allocation Method............................................   66
    Section 16.4                 Survival.....................................................   66


ARTICLE 17.  EMPLOYEE MATTERS.................................................................   67

ARTICLE 18.  INDEMNIFICATION..................................................................   68
    Section 18.1                 By the TCR Parties...........................................  68
    Section 18.2                 By the Transferee............................................  69
    Section 18.3                 Cooperation..................................................  69
    Section 18.4                 Claims for Indemnification...................................  69
    Section 18.5                 Right of Offset..............................................  70
    Section 18.6                 Limitation on Obligations....................................  71

ARTICLE 19.  NOTICE...........................................................................   71

ARTICLE 20.  MISCELLANEOUS....................................................................   73
     Section 20.1                 Limited Survival of Representations and Warranties..........   73
     Section 20.2                 Entire Agreement;  Third-Party Rights.......................   73
     Section 20.3                 Amendment...................................................   73
     Section 20.4                 Assignment..................................................   73
     Section 20.5                 Governing Law...............................................   73
     Section 20.6                 Section Headings............................................   73
     Section 20.7                 Severability................................................   73
     Section 20.8                 No Other Rights or Obligations..............................   73
     Section 20.9                 Counterparts................................................   73
     Section 20.10                Construction................................................   73
     Section 20.11                Representatives.............................................   74
     Section 20.12                Attorneys' Fees.............................................   74
     Section 20.13                Interpretation..............................................   74
     Section 20.14                Schedules...................................................   74




                                     (iii)

     Section 20.15                  Radon........................................................ 74
     Section 20.16                  Waiver of Jury Trial......................................... 74
     Section 20.17                  Forum........................................................ 75



                                      (iv)

SCHEDULES
Schedule A                        TCR Parties
Schedule B                        Assignors
Schedule 1.87(a)                  Net Value Adjustments
Schedule 1.120                    Share Price Adjustment
Schedule 2.1(a)                   Contributors and Real Property
Schedule 2.1(c)                   Excluded Personal Property Located at the Real Property
Schedule 2.1(e)(i)                Excluded Permits and Licenses Related to the Real Property
Schedule 2.1(e)(ii)               Service Contracts
Schedule 2.1(g)                   Excluded Trademarks and Trade Names
Schedule 2.2(a)                   Contributing Partners
Schedule 2.2(c)                   Certain Funds
Schedule 2.3                      Procedures Regarding JV Real Estate Properties
Schedule 2.4(a)                   Assigned Office Leases and New Office Lease Floor Plan
Schedule 2.4(a)(ii)               Excluded Office Personal Property from Assigned Offices
Schedule 2.4(a)(iii)              Excluded Telephone Numbers
Schedule 2.4(a)(iv)               Excluded Construction and Development Property
Schedule 2.4(b)(i)                Property Acquisition Contracts and Development and Acquisition Expenditures
Schedule 2.4(b)(ii)               Method of Assignment of Property Acquisition Contracts
Schedule 2.4(c)                   Third-Party Management Contracts and Annualized Gross Fees
Schedule 2.4(d)                   Construction Contracts (including descriptions of subcontracts)
Schedule 2.7                      Excluded Assets and Entities Not Participating
Schedule 3.1(a)(i)                TCR Representatives
Schedule 3.1(a)(ii)               Shares and Units
Schedule 3.1(b)                   Permitted Pledges
Schedule 3.2                      Assumed Loans
Schedule 3.2(b)                   Allocation of Certain Costs Associated with Tax Exempt Indebtedness
Schedule 3.4                      Assumed Warranties and Guarantees
Schedule 3.5(a)                   Development Properties - Estimated Completion Costs
Schedule 3.6(b)(ii)(B)            Indebtedness to be Repaid at Closing
Schedule 3.7(a)                   Certain Real Estate Properties to be Withdrawn as a Group Only
Schedule 3.7(b)                   Certain Real Estate Properties to be Withdrawn as a Group Only
Schedule 4.1(c)                   Preliminary Title Reports
Schedule 4.1(e)                   Surveys
Schedule 5.1(b)                   Consents Required by Contributors
Schedule 5.1(f)                   Litigation
Schedule 5.1(g)                   Proceedings Related to the Real Property
Schedule 5.1(h)                   Notices of Violations of Legal Requirements from Governmental Authorities
Schedule 5.1(j)                   Liens on Personal Property
Schedule 5.1(n)                   Tax Audits
Schedule 5.1(r)(i)                Modifications to Tax Exempt Indebtedness




                                      (v)

Schedule 5.1(t)                   Certain Changes or Events
Schedule 5.1(u)                   Capital Structure
Schedule 5.2(a)                   Contributors' Knowledge Designees
Schedule 5.2(b)                   Additional Contributors' Knowledge Designees
Schedule 6.1(j)                   Transferee Subsidiaries
Schedule 6.1(k)                   Transferee Changes
Schedule 6.1(l)                   Transferee Undisclosed Liabilities
Schedule 6.1(m)(iii)              Transferee Options, Warrants and Convertible Securities
Schedule 6.1(n)(i)                Transferee Tax Deficiencies
Schedule 6.1(q)                   Transferee Shareholder Agreements
Schedule 6.1(r)(i)                Transferee Loan Defaults
Schedule 6.1(r)(ii)               Transferee Indebtedness
Schedule 6.1(t)                   Transactions With Affiliates
Schedule 6.2                      Transferee's Knowledge Designees
Schedule 7.1(b)                   Consents Required by Assignors
Schedule 7.1(f)                   Exceptions to Contract Entity Interests
Schedule 7.1(h)                   Capital Structure of Contract Entities
Schedule 8.1(j)(i)                Development Property Plans and Specifications
Schedule 8.1(j)(ii)               Warranty Properties
Schedule 8.2                      Exceptions to Transferee's Conduct of its Business
Schedule 10.2                     Assessments
Schedule 10.3(a)                  Receivables
Schedule 10.3(b)                  Reimbursement of Deposits
Schedule 11.1(h)                  Persons to be Subject to Employment Agreements
Schedule 17(a)                    Rehired Employees
Schedule 17(b)                    Certain Rehired Employees
Schedule 20.11                    Transferee Representatives
Schedule 20.15                    Terms of Escrow Fund

EXHIBITS

Exhibit I                         Form of Addendum A
Exhibit II                        Form of Addendum B
Exhibit III                       Form of Registration Rights Agreement
Exhibit IV                        Required OP Agreement Terms
Exhibit V                         Form of Distributee Agreement
Exhibit VI                        Form of Master Lease
Exhibit VII                       Form of Employment Agreement





                                      (vi)

                             CONTRIBUTION AGREEMENT


     This CONTRIBUTION AGREEMENT (the "AGREEMENT") dated March 16, 1998 (the "EFFECTIVE DATE") is made and entered by and between (i) subject to the next two sentences of this paragraph, each of the entities identified on Schedule 2.1(a) (individually, a "CONTRIBUTOR" and collectively, the "CONTRIBUTORS"),
(ii) each Contributing Partner (as hereinafter defined) who becomes a party to this Agreement pursuant to Section 2.2 hereof or otherwise or executes and delivers an Addendum A or Addendum B and (iii) each of the parties identified on Schedule B hereto (the "ASSIGNORS", and together with the Contributors and the Contributing Partners, the "TCR PARTIES"), on the one hand; and (iv) Gables Residential Trust, a Maryland real estate investment trust (the "COMPANY"), and Gables Realty Limited Partnership, a Delaware limited partnership (the "OPERATING PARTNERSHIP" and, together with the Company, the "TRANSFEREE"), on the other hand. It is understood and agreed that with respect to any "Contributor" identified on Schedule 2.1(a) and Schedule 2.2(a) as a non-signing Contributor (each, a "NON-SIGNING CONTRIBUTOR"), the TCR-Affiliated Contributing Partner (as defined herein) listed adjacent to such Non-Signing Contributor's name on such schedules is executing this Agreement on behalf of such Non-Signing Contributor and agrees to cause such Non-Signing Contributor to fully perform its obligations under this Agreement as if such Non-Signing Contributor were executing the Agreement. Accordingly, in all instances in this Agreement where a "Contributor" is representing, warranting, covenanting or agreeing, and the particular "Contributor" is a Non-Signing Contributor, such action is being performed by the applicable TCR-Affiliated Contributing Partner with respect to such Non-Signing Contributor. Schedule A hereto reflects all Contributors, TCR-Affiliated Contributing Partners (with respect to Non-Signing Contributors) and Assignors who have executed this Agreement as of the Effective Date, and such schedule will be updated as of Closing to also include all Contributing Partners who become parties to this Agreement pursuant to Section 2.2 or otherwise or execute and deliver an Addendum A or Addendum B.

     WHEREAS, the TCR Parties own and/or operate a real estate development, operating and management business involving multifamily residential properties located in the Dade, Broward, Palm Beach and Martin counties of the State of Florida (the "SOUTH FLORIDA MARKET"). The Company and the Operating Partnership, of which a wholly-owned subsidiary of the Company is the sole general partner, own and manage various multifamily properties located throughout the Southeastern and Southwestern United States;

     WHEREAS, the TCR Parties and the Transferee have determined that it is in their respective best interests to combine their respective businesses and operations pursuant to the terms and subject to the conditions contained herein.

     WHEREAS, the TCR Parties desire to transfer, convey, contribute and assign to the Transferee the properties and assets specified herein and the Transferee desires to acquire the same from the TCR Parties, each in accordance with the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:


ARTICLE 1.      CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

      Section 1.1 "1954 CODE" shall have the meaning set forth in Section 5.1(r)(iii).

     Section 1.2 "ADDENDUM A" shall mean an agreement substantially in the form attached hereto as Exhibit I.

     Section 1.3 "ADDENDUM B" shall mean an agreement substantially in the form attached hereto as Exhibit II.

     Section 1.4 "ADDITIONAL DEVELOPMENT AND ACQUISITION EXPENDITURES" shall have the meaning set forth in Section 2.4(b)(iii).

     Section 1.5 "ADJUSTED MANAGEMENT FEES" shall have the meaning set forth in
Section 3.8(b).

     Section 1.6 "AGREEMENT" shall have the meaning set forth in the introduction hereto.

     Section 1.7  "ANDERSEN" shall have the meaning set forth in Section 3.7.

     Section 1.8  "ARBITRATOR" shall have the meaning set forth in Section 3.7.

     Section 1.9 "ASSIGNED PROPERTY" shall mean the Office Leases, the Office Personal Property, the Telephone Numbers, the Construction and Development Property, the Contract Entity Interests in the Contract Entities, the Property Acquisition Contracts, the Management Contracts, the Construction Contracts and all other rights, assets and interests being assigned or conveyed pursuant to
Section 2.4.

     Section 1.10 "ASSIGNED PROPERTY ASSUMPTION DOCUMENTS" shall have the meaning set forth in Section 9.2(p).

     Section 1.11 "ASSIGNED VALUE" shall have the meaning set forth in Section
3.7

     Section 1.12 "ASSIGNORS" shall mean the TCR Parties identified on Schedule B, each of which will assign and convey to the Transferee or its designee the Assigned Property pursuant to this Agreement.

     Section 1.13 "ASSUMED LOANS" shall have the meaning set forth in Section 3.2(a).

     Section 1.14 "ASSUMED LOAN DOCUMENTS" shall have the meaning set forth in
Section 5.1(m).

     Section 1.15  "AUDIT" shall have the meaning set forth in Section 16.1.

      Section 1.16  "BASE MANAGEMENT FEES" shall have the meaning set forth in
Section 3.8(a).

      Section 1.17 "BILLS OF SALE" shall have the meaning set forth in Section 9.2(a).

      Section 1.18  "BONDS" shall have the meaning set forth in Section 5.1
(r)(iii).

      Section 1.19  "BOOKS AND RECORDS" shall have the meaning set forth in
Section 2.1(f).

      Section 1.20  "BROKERAGE REVENUES" shall have the meaning set forth in
Section 3.8(c).

     Section 1.21 "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     Section 1.22  "CASH CONSIDERATION" shall have the meaning set forth in
Section 3.6.

     Section 1.23  "CASUALTY" shall have the meaning set forth in Section 13.2.

     Section 1.24  "CASUALTY NOTICE" shall have the meaning set forth in
Section 13.2.

     Section 1.25 "CHANGE IN CONTROL" shall mean (i) if the existing Board of Trustees of the Company no longer constitutes a majority of such board or (ii) the acquisition of voting securities of the Company by any "person" (as such term is used in Section 13(d) of the Exchange Act) (other than the Company or any of its subsidiaries) or "group" (as defined in Section 13(d)(3) of the Exchange Act) with the result that after such acquisition, such person or group has "beneficial ownership" (as defined in the Exchange Act) of more than 40% of the Company's then outstanding voting securities.


     Section 1.26  "CLAIM" shall have the meaning set forth in Section 18.4.

     Section 1.27  "CLAIM NOTICE" shall have the meaning set forth in Section
18.4.

     Section 1.28  "CLOSING" shall have the meaning set forth in Section 9.1.

     Section 1.29  "CLOSING DATE" shall have the meaning set forth in Section
9.1.

     Section 1.30 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     Section 1.31 "COMPANY" shall have the meaning set forth in the introduction hereto.

     Section 1.32 "COMPLETION COST ARBITRATOR" shall have the meaning set forth in Section 3.5(a).

     Section 1.33 "COMPLETION COSTS" shall mean the aggregate development and construction costs that are estimated or incurred, as the case may be, for a Development Property.

     Section 1.34 "CONDEMNED PROPERTY" shall have the meaning set forth in
Article 14.

     Section 1.35 "CONSTRUCTION AND DEVELOPMENT PROPERTY" shall have the meaning set forth in Section 2.4(a)(iv).

     Section 1.36 "CONSTRUCTION CONTRACTS" shall have the meaning set forth in
Section 2.4(d).

     Section 1.37 "CONTRACT ASSIGNMENT AND ASSUMPTION AGREEMENTS" shall have the meaning set forth in Section 9.2(a).

     Section 1.38 "CONTRACT ENTITIES" shall have the meaning set forth in
Section 2.4(b).

     Section 1.39 "CONTRACT ENTITY INTERESTS" shall have the meaning set forth in Section 2.4(b).

     Section 1.40 "CONTRIBUTING PARTNER" shall have the meaning set forth in
Section 2.2(a).

     Section 1.41 "CONTRIBUTOR" shall have the meaning set forth in the introduction hereto.

     Section 1.42 "CONTRIBUTOR TAX PERIOD" shall have the meaning set forth in
Section 16.1.

     Section 1.43 "COVERED CONTRIBUTOR PARTY" shall have the meaning set forth in Section 18.1(b).

     Section 1.44 "CURRENT ANNUALIZED GROSS FEES" shall have the meaning set forth in Section 3.8(a).

     Section 1.45  "DAMAGED PROPERTY" shall have the meaning set forth in
Section 13.2.

     Section 1.46  "DAMAGES" shall have the meaning set forth in Section 18.1
(a).

     Section 1.47  "DEEDS" shall have the meaning set forth in Section 9.2(a).

     Section 1.48 "DEVELOPMENT AND ACQUISITION EXPENDITURES AMOUNT" shall mean the sum of (i) the aggregate Initial Development and Acquisition Expenditures associated with all Property Acquisition Contracts the Transferee elects to assume pursuant to Section 2.4(b), (ii) the aggregate Additional Development and Acquisition Expenditures and (iii) the De Minimis Development and Acquisition Expenditures; provided that, in the case of clause (iii), the TCR Parties have updated Schedule 2.4(b) to reflect the De Minimis Development and Acquisition Expenditures it has so incurred no less than five (5) Business Days before Closing.

     Section 1.49 "DEVELOPMENT PROPERTIES" shall have the meaning set forth in
Section 3.5(a).

     Section 1.50 "DE MINIMIS DEVELOPMENT AND ACQUISITION EXPENDITURES" shall mean any expenditure relating to the development of the raw land or the acquisition of existing operating properties that is the subject of the Property Acquisition Contracts incurred by any of the TCR Parties between the Effective Date and the Closing Date for which the Transferee's prior approval is not required by Section 8.1(l).

     Section 1.51 "DISTRIBUTEE" shall mean any person who receives Equity Securities pursuant to this Agreement or (i) in the case of any of the TCR Parties that is an entity, pursuant to a distribution to its constituent shareholders, partners or members or (ii) pursuant to a distribution of Equity Securities received by any of the TCR Parties as a nominee for a Partner of a Contributor.

     Section 1.52 "DISTRIBUTEE AGREEMENT" shall have the meaning set forth in Section 8.9.

     Section 1.53 "EFFECTIVE DATE" shall have the meaning set forth in the introduction hereto.

     Section 1.54 "EMPLOYMENT AGREEMENT" shall have the meaning set forth in Section 11.1(h).

     Section 1.55 "ENCUMBRANCES" shall have the meaning set forth in Section 7.1(f).

     Section 1.56  "EQUITY SECURITIES" means Shares and Units collectively.

     Section 1.57 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     Section 1.58 "ESTIMATED COMPLETION COSTS" shall have the meaning set forth in Section 3.5(a).

     Section 1.59 "EXCESS MANAGEMENT REVENUES" shall have the meaning set forth in Section 3.8(c).

     Section 1.60 "EXCESS SPACE" shall have the meaning set forth in Section 2.4(a)(i).

     Section 1.61 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     Section 1.62 "FIRST ANNIVERSARY ANNUALIZED GROSS MANAGEMENT FEES" shall have the meaning set forth in Section 3.8(b).

     Section 1.63  "GAAP" shall have the meaning set forth in Section 6.1(h).

     Section 1.64  "GUARANTORS" shall have the meaning set forth in Section
3.2(a).

     Section 1.65  "GUARANTY AGREEMENTS" shall have the meaning set forth in
Section 3.2(a).

     Section 1.66 "GOVERNMENTAL AUTHORITY" shall mean, with respect to any party or the Real Property, any applicable agency, board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over such party or over all or any part of the Real Property or the management, operation, use or improvement thereof.

     Section 1.67 "IMPROVEMENTS" shall have the meaning set forth in Section 2.1(a).

     Section 1.68  "INCOME TAX RETURNS" shall have the meaning set forth in
Section 16.1.

     Section 1.69 "INDEBTEDNESS" shall mean, with respect to any person, without duplication, (i) all indebtedness of such person for borrowed money, whether secured or unsecured, (ii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iii) all capitalized lease obligations of such person, (iv) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof) and (iv) all guarantees of such person of any such indebtedness of any other person.

     Section 1.70 "INITIAL DEVELOPMENT AND ACQUISITION EXPENDITURES" shall have the meaning set forth in Section 2.4(b).

     Section 1.71  "INSURANCE COVERAGE" shall have the meaning set forth in
Section 13.1.

     Section 1.72 "INTANGIBLE PROPERTY" shall have the meaning set forth in Section 2.1(e).

     Section 1.73 "JOINT VENTURE AGREEMENTS" shall have the meaning set forth in Section 2.1.

     Section 1.74 "JV CONSENT NOTIFICATION DATE" shall have the meaning set forth in Section 2.1.

  Section 1.75  "JV CONSENTS" shall have the meaning set forth in Section 2.1.

  Section 1.76  "JV PARTNERS" shall have the meaning set forth in Section 2.1.

     Section 1.77 "JV REAL ESTATE PROPERTIES" shall mean those properties set forth on Schedule 1.87(a), which may cease to be Real Estate Properties on or prior to the Closing Date as described in Section 2.1 and with respect to which the Transferee acknowledges that, as of the Effective Date, the TCR Parties have not obtained JV Consents required for the inclusion of such JV Real Estate Properties as Real Estate Properties under this Agreement.

     Section 1.78  "LAND" shall have the meaning set forth in Section 2.1(a).

     Section 1.79  "LEASES" shall have the meaning set forth in Section 2.1(d).

     Section 1.80  "LEGAL REQUIREMENTS" shall have the meaning set forth in
Section 4.1(d).

     Section 1.81 "LIABILITIES" shall mean liabilities, Indebtedness, obligations, commitments, expenses, claims or guarantees of any nature (whether absolute, accrued, contingent or otherwise).

     Section 1.82 "LOAN ASSUMPTION DOCUMENTS" shall have the meaning set forth in Section 9.2(o).

     Section 1.83 "MAJOR CASUALTY" shall have the meaning set forth in Section 13.2.

     Section 1.84 "MANAGEMENT CONTRACTS" shall have the meaning set forth in Section 2.4(c).

     Section 1.85 "MATERIAL ADVERSE EFFECT," with respect to any entity or group of entities, as applicable, shall mean a material adverse effect (or any development that, insofar as reasonably can be foreseen, in the future is reasonably likely to have a material adverse effect) on the business, properties, assets, results of operations or financial condition of such entity or entities or its or their ability to consummate the transactions contemplated by this Agreement and, with respect to any individual, shall mean a material adverse effect on the ability of the individual to consummate the transactions contemplated by this Agreement.

     Section 1.86 "MATERIAL TAKING" shall have the meaning set forth in Article 14.


     Section 1.87 "NET VALUE" shall mean an amount equal to $368,500,000, (a) reduced by the applicable amount(s) set forth on Schedule 1.87(a) if one or more of the JV Real Estate Properties cease to be Real Estate Properties hereunder as provided in Section 2.1 hereof and (b) reduced by the sum of (i) the outstanding principal balance plus all accrued and unpaid interest thereon as of the Closing Date on the Assumed Loans, (ii) the Cash Consideration (before making the deductions described in Section 3.6(b)(ii)), (iii) the Assigned Value of each Withdrawn Property, (iv) the amount of any reduction in the Net Value made pursuant to Section 2.2(d) hereof in the event of a transfer of less than 100% of the Partnership Interests in a Contributor, (v) the amount of any prepayment premium or penalties as set forth in Section 3.2(c)(y), if applicable and without duplication, and (vi) the amount of any reduction in the Net Value made pursuant to Section 4.3(b); provided, however, that (x) in no event shall the Net Value exceed $100,000,000 and (y) the Retained Amount shall be retained by the Transferee for payment pursuant to Section 3.9.

     Section 1.88 "NEW OFFICE LEASE" shall have the meaning set forth in
Section 2.4(a)(i).

     Section 1.89 "NON-SIGNING CONTRIBUTOR" shall have the meaning set forth in the introduction hereto.

     Section 1.90 "OFFICE PERSONAL PROPERTY" shall have the meaning set forth in Section 2.4(a)(ii).

     Section 1.91 "OFFICE SPACE" shall have the meaning set forth in Section 2.4(a)(i).

     Section 1.92  "OLD OFFICE LEASE" shall have the meaning set forth in
Section 2.4(a)(i).

     Section 1.93 "OP AGREEMENT" shall mean the Agreement of Limited Partnership of the Operating Partnership.

     Section 1.94 "OPERATING PARTNERSHIP" shall have the meaning set forth in the introduction hereto.

     Section 1.95 "OTHER EMPLOYEES" shall have the meaning set forth in Section 17.

     Section 1.96   "PARTNER" shall have the meaning set forth in Section
2.2(a).

     Section 1.97 "PARTNERSHIP INTERESTS" shall have the meaning set forth in Section 2.2(a).

     Section 1.98 "PERMITS AND LICENSES" shall have the meaning set forth in Section 2.1(e).

     Section 1.99 "PERMITTED ENCUMBRANCES" shall have the meaning set forth in Section 4.1.

     Section 1.100  "PERSONAL PROPERTY" shall have the meaning set forth in
Section 2.1(c).

     Section 1.101 "PHYSICAL INSPECTIONS" shall have the meaning set forth in Section 9.5(c).

     Section 1.102 "PROPERTY" shall mean the Real Estate Property and the Assigned Property.

     Section 1.103 "PROPERTY ACQUISITION CONTRACTS" shall have the meaning set forth in Section 2.4(b).

     Section 1.104 "PROPERTY FINANCIALS" shall have the meaning set forth in
Section 5.1(l).

     Section 1.105 "PROPOSED ACQUISITION TRANSACTION" shall have the meaning set forth in Section 8.12.

     Section 1.106 "REAL ESTATE PROPERTY" shall have the meaning set forth in Section 2.1.

     Section 1.107  "REAL PROPERTY" shall have the meaning set forth in
Section 2.1(b).

     Section 1.108 "REGISTRATION RIGHTS AGREEMENT" shall meant the registration rights agreement to be entered into by the Company, the Operating Partnership and the Holders (as defined therein) on or prior to the Closing date, substantially in the form of Exhibit III.

     Section 1.109  "REHIRED EMPLOYEES" shall have the meaning set forth in
Article 17.

     Section 1.110  "RENT ROLL" shall have the meaning set forth in Section
5.1(c).

     Section 1.111 "REQUIRED OFFICE SPACE" shall have the meaning set forth in Section 2.4(a)(i).

     Section 1.112  "RESTRICTED PARTIES" shall have the meaning set forth in
Section 8.12.

     Section 1.113  "RETAINED AMOUNT" shall have the meaning set forth in
Section 3.9.

     Section 1.114  "SEC" shall mean the Securities and Exchange Commission.

     Section 1.115  "SEC DOCUMENTS" shall have the meaning set forth in
Section 6.1(g).

     Section 1.116 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     Section 1.117  "SECURITY DEPOSITS" shall have the meaning set forth in
Section 2.1(d).

     Section 1.118  "SERVICE CONTRACTS" shall have the meaning set forth in
Section 2.1(e).

     Section 1.119 "SHARE" shall mean a common share of beneficial interest, par value $.01 per share, of the Company.

     Section 1.120 "SHARE PRICE" shall mean $27.625, subject to possible adjustment as set forth on Schedule 1.120.

     Section 1.121 "SOUTH FLORIDA MARKET" shall have the meaning set forth in the introduction hereto.

     Section 1.122 "SUBMISSION DATE" shall have the meaning set forth in
Section 3.7.

     Section 1.123 "SUBSIDIARY" shall mean (i) any entity of which the Company (or other specified entity) shall own directly or indirectly through a subsidiary, a nominee arrangement or otherwise (x) at least a majority of the outstanding capital stock (or other shares of beneficial interest) or (y) at least a majority of the partnership, joint venture or similar interests, and
(ii) any entity in which the Company (or other specified entity) is a general partner or joint partner, including, without limitation, the Operating Partnership.

     Section 1.124 "SUBSTANTIAL COMPLETION" shall mean, as to any specific Development Property, the point in time at which an unconditional, final certificate of occupancy is issued for the final building constructed on the Development Property.

     Section 1.125 "SURVEYS" shall have the meaning set forth in Section
4.1(e).

     Section 1.126 "SURVIVAL PERIOD" shall mean a period of twelve (12) months after the Closing and such further period necessary to resolve any claim for indemnification made within such twelve (12) month period.

     Section 1.127 "TAX PERIOD" shall have the meaning set forth in Section
16.1.

     Section 1.128 "TAXES" shall mean all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

     Section 1.129 "TCR" means Trammell Crow Residential Company.

     Section 1.130 "TCR-AFFILIATED CONTRIBUTING PARTNERS" shall have the meaning set forth in Section 2.2(a).

     Section 1.131  "TCR DEFAULT" shall have the meaning set forth in
Section 15.2.

     Section 1.132 "TCR PARTIES" shall have the meaning set forth in the introduction hereto.

     Section 1.133 "TCR PROPRIETARY NAMES" shall have the meaning set forth in Section 2.1(g).

     Section 1.134 "TCR REPRESENTATIVES" shall have the meaning set forth in Section 3.1(a).

     Section 1.135  "TELEPHONE NUMBERS" shall have the meaning set forth in
Section 2.4(a)(iii).

     Section 1.136  "TENANTS" shall have the meaning set forth in Section
2.1(d).

     Section 1.137 "THIRD-PARTY AGREEMENT" shall have the meaning set forth in
Section 2.2(a)(ii).

     Section 1.138 "THIRD-PARTY CONTRIBUTING PARTNERS" shall have the meaning set forth in Section 2.2(a).

     Section 1.139  "TITLE COMPANY" shall have the meaning set forth in
Section 4.3.

     Section 1.140 "TRADEMARKS" shall have the meaning set forth in Section 2.1(g).

     Section 1.141 "TRANSFEREE" shall have the meaning set forth in the introduction thereto.

     Section 1.142 "TRANSFEREE INDEMNIFIED PARTY" shall have the meaning set forth in Section 18.1(a).

     Section 1.143 "TRANSFEREE REPRESENTATIVE" shall have the meaning set forth in Section 20.11.

     Section 1.144 "UNAPPROVED PROPERTY" shall have the meaning set forth in Sections 2.2(b)(ii) and 3.2(c).

     Section 1.145 "UNIT" shall mean a unit of limited partnership interest in the Operating Partnership.

     Section 1.146 "WARRANTY ASSUMPTION DOCUMENTS" shall have the meaning set forth in Section 9.2(q).

     Section 1.147 "WITHDRAWN PROPERTY" shall have the meaning set forth in Section 3.7.

ARTICLE 2.     SUBJECT OF CONVEYANCE AND ASSIGNMENT.


     Section 2.1 Conveyance of the Real Property and Related Assets. In accordance with the terms and conditions of this Agreement and subject to the Transferee's performance and satisfaction of the conditions, covenants and obligations contained herein, each of the Contributors (or the Contributing Partners to the extent and in the manner set forth in Section 2.2 hereof) shall convey to the Operating Partnership all of its right, title and interest in and to the following assets (or the equity interests in entities owning all rights, title and interest to such assets as described in Section 2.2 hereof, as applicable) (it being understood that, with respect to the following assets transferred in consideration for the issuance of Shares by the Company, the conveyance shall be deemed to be a conveyance to the Company, followed by a contribution by the Company to the Operating Partnership, and the conveyance by the Contributor to the Operating Partnership shall be deemed made for the administrative convenience of consolidating those transfers):

     (a) the real property on Schedule 2.1(a) (collectively, the "LAND") and all of the improvements located on the Land, whether completed or under construction (the "IMPROVEMENTS");

     (b) all rights, privileges, grants and easements appurtenant to the Contributor's interest in the Land and the Improvements, if any, including, without limitation, all of the Contributor's right, title and interest in and to all land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and the Improvements (the Land and the Improvements and all such rights, privileges, easements, grants and appurtenances are sometimes referred to herein as the "REAL PROPERTY");

     (c) except as set forth on Schedule 2.1(c), all personal property, fixtures, equipment, inventory and computer programming and software owned or licensed by the Contributor, in each case located on or used in connection with any of the Real Property or located on or in the Office Space (as hereinafter defined) (the "PERSONAL PROPERTY");

     (d) all leases and other agreements with respect to the use and occupancy of the Real Property, together with all amendments and modifications thereto and any guaranties provided thereunder (the "LEASES"), and all rents, additional rents, reimbursements, profits, income, receipts and any amounts deposited under the Leases in the nature of refundable security (the "SECURITY DEPOSITS") for the performance of the obligations of the parties occupying space at the Real Property pursuant to the Leases (the "TENANTS");

     (e) (i) except as set forth on Schedule 2.1(e)(i), all permits, licenses, guaranties, approvals, certificates and warranties relating to the Real Property and the Personal Property to the extent that any of the foregoing are assignable (including with such consents to assignment as may be required and obtained pursuant to this Agreement) (collectively, the "PERMITS AND LICENSES"); and (ii) all of the Contributor's right, title and interest in and to those contracts and agreements on Schedule 2.1(e)(ii) for the servicing, maintenance and operation of the Real Property, including, without limitation, equipment leases and other agreements affecting the Real Property and all such contracts and agreements entered into subsequent to the Effective Date, in each case to the extent assignable (the "SERVICE CONTRACTS" and, together with the Permits and Licenses, the "INTANGIBLE PROPERTY");

     (f) all books, records, promotional material, tenant data, leasing material and forms, past and current rent rolls, files, statements, Tax returns, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by the Contributor that are or may be used by the Contributor in the use and operation of the Real Property or the Personal Property (collectively, the "BOOKS AND RECORDS");

     (g) except as set forth on Schedule 2.1(g), (i) all trademarks, trade names or symbols containing the name "Vinings" within the South Florida Market,
(ii) all trademarks, trade names or symbols containing the acronym "CTS" and related names and (iii) to the extent assignable, all trademarks, trade names or symbols, if any, under which the Real Property (or any part thereof) is operated (all trademarks, trade names and symbols encompassed by the preceding clauses (i), (ii) and (iii) are collectively referred to herein as the "TRADEMARKS"); provided, however, that the Transferee acknowledges and agrees that (x) the right to use the name "Trammell Crow," the acronym "TCR" or any name containing "Trammell Crow" or "TCR" (collectively, the "TCR PROPRIETARY NAMES") is not included within the Trademarks and, accordingly, the Transferee shall have no right to the use of any TCR Proprietary Names in connection with any of the Real Property, but shall be allowed a period of one hundred eighty
(180) days after the Closing Date to change any signage on the Real Property containing any TCR Proprietary Names and (y) in the event the Transferee has not used any trademark, trade name or symbol containing the name "Vinings" for a period of three (3) years in the South Florida Market, the Transferee shall convey to an entity affiliated with TCR all of the Transferee's right, title and interest in the trademarks, trade names or symbols containing the name "Vinings" within the South Florida Market;

     (h) all other rights, privileges and appurtenances owned by the Contributor, if any, related in any way to the rights and interests described above in this Section 2.1.

     The Real Property, the Personal Property, the Leases, the Security Deposits, the Intangible Property, the Books and Records, the Trademarks and the other property interests being transferred pursuant to this Section 2.1 are hereinafter collectively referred to as the "REAL ESTATE PROPERTY," which term may mean all the Real Estate Property of the Contributors collectively, or, when so indicated by the context, may refer only to that portion of the Real Estate Property owned by an individual Contributor.


     Notwithstanding anything to the contrary contained herein, the TCR Parties hereby agree to use all commercially reasonable efforts to obtain all necessary or applicable consents or other agreements of the third-party equity investors in the applicable Contributors required for the inclusion of the JV Real Estate Properties as Real Estate Properties under this Agreement on or prior to the Closing Date and the conveyance of all such properties to the Transferee pursuant to

Section 2.2 at the Closing. All such consents and agreements are referred to herein as the "JV CONSENTS" and all such third-party equity investors are referred to herein as the "JV PARTNERS." The TCR Representatives shall keep the Transferee informed of the progress of negotiations with the JV Partners and in any event shall inform the Transferee within two (2) Business Days of their receipt of any JV Consents with respect to any JV Real Estate Property. In the event JV Consents with respect to any or all JV Real Estate Properties are not received on or before ten (10) days (or such shorter period as may be acceptable to the Transferee) prior to the Closing Date (the "JV CONSENT NOTIFICATION DATE"), (i) such JV Real Estate Properties shall no longer constitute Real Estate Properties for purposes of the consummation at the Closing of the transactions contemplated by this Agreement insofar as it relates to the JV Real Estate Properties, except as contemplated by Section 2.3, (ii) the Net Value shall be reduced at the Closing by the applicable amount set forth in Schedule 1.87(a), and (iii) the TCR Parties and the Transferee shall comply with the provisions of Section 2.3 and Schedule 2.3 to the extent permitted by the applicable joint venture and partnership agreements with JV Partners (the "JOINT VENTURE AGREEMENTS").

     Section 2.2 Conveyances of Partnership Interests.

     (a) The parties hereto have agreed that it is a material term of this Agreement that the Real Estate Properties be acquired by the Transferee through the conveyance and assignment to the Operating Partnership by each constituent partner or member of each Contributor (each, a "CONTRIBUTING PARTNER" and collectively, such Contributors' "PARTNERS") of 100% of such Partners' respective partnership interests or member interests in such Contributors, as applicable (the "PARTNERSHIP INTERESTS"), rather than through the conveyance, assignment or transfer by the Contributors of their respective Real Estate Property to the Operating Partnership. The Contributing Partners that are identified on Schedule 2.2(a) as TCR-affiliated entities (the "TCR-AFFILIATED CONTRIBUTING PARTNERS") have on or prior to the date hereof obtained the irrevocable consent and valid, legal and binding commitment of the Contributing Partners identified on Schedule 2.2(a) as third-party equity investors (the "THIRD-PARTY CONTRIBUTING PARTNERS") to the conveyance and assignment of the Third-Party Contributing Partners' Partnership Interests in all Contributors to the TCR-Affiliated Contributing Partners or to the Operating Partnership, other than the JV Consents. The TCR Parties hereby agree that, except with respect to the JV Real Estate Properties, the TCR-Affiliated Contributing Partners shall have a valid, legal and enforceable obligation to convey and assign to the Operating Partnership on the Closing Date their respective Partnership Interests in the Contributors on the terms and subject to the conditions of this Agreement, and the Transferee shall have the right to seek specific performance of such obligation in accordance with Section 15.2 hereof.
Subject, in the case of the JV Real Estate Properties, to the receipt of JV Consents, on or before the Closing the TCR Parties shall use all commercially reasonable efforts to cause each Contributing Partner to consummate the conveyance and assignment of its respective Partnership Interests in accordance with the following conditions:

     (i) each TCR-Affiliated Contributing Partner shall duly execute and deliver to the Operating Partnership an Addendum A pursuant to which each such TCR-Affiliated Contributing Partner (x) agrees to be bound by the terms of this Agreement with the same force and effect as if it were an original signatory hereto and (y) makes the representations and warranties set forth in Addendum A; and

     (ii) each Third-Party Contributing Partner shall execute and deliver to the Operating Partnership an Addendum B; provided that if, prior to the Closing, (A) a TCR-Affiliated Contributing Partner acquires the Partnership Interest of the Third-Party Contributing Partner in the applicable Contributor and (B) such Third-Party Contributing Partner executes and delivers to such TCR-Affiliated Contributing Partner an agreement with substantially the same representations, warranties, covenants, agreements and indemnification provisions set forth in Addendum B (the "THIRD-PARTY AGREEMENT"), such TCR-Affiliated Contributing Partner shall then execute and deliver to the Operating Partnership an Addendum A, in which case the Contributor's Third-Party Contributing Partner shall no longer be required to execute and deliver to the Operating Partnership an Addendum B, so long as (X) the Operating Partnership receives a copy of the duly executed and delivered Third-Party Agreement in form and substance reasonably satisfactory to the Operating Partnership and (Y) such TCR-Affiliated Contributing Partner concurrently assigns its rights under the Third-Party Agreement to the Operating Partnership. Notwithstanding the foregoing, in no event shall a TCR-Affiliated Contributing Partner cause a Contributor to terminate by operation of law as a result of such Contributor no longer having two or more partners.

     (b) In the event the conveyance and assignment of the Partnership Interests in a Contributor cannot be consummated in accordance with Section 2.2(a) hereof, the Transferee may at its election (which it may exercise in its sole discretion):

     (i) exercise any available remedies hereunder or under applicable law if such failure is due to a breach of contract by a Contributing Partner; or

     (ii) terminate this Agreement as to such Contributor's Real Estate Property by giving prompt notice of such termination to the TCR Representatives and such Real Estate Property shall thereupon become "UNAPPROVED PROPERTY."

     (c) Immediately prior to the transfer of all of the Partnership Interests of a Contributor pursuant to this Section 2.2 to the Operating Partnership, notwithstanding any contrary provision in this Agreement, such Contributor shall have the right to distribute all cash on hand and in its accounts to its Partners; provided, however, that the foregoing right to distribute shall in no event extend to (i) any funds then in the possession of any trustee under the terms of any bond indenture with respect to any of the Assumed Loans and (ii) the escrow, reserve, collateral or similar funds, listed on Schedule 2.2(c).

     (d) With the prior written consent of the Company (which it may give or withhold in its sole discretion), the Partners of a Contributor may transfer less than 100% of their respective Partnership Interests to the Operating Partnership in lieu of the transfer of the Contributor's Partnership Interests to the Operating Partnership as provided in Section 2.2(a), in which event the Net Value shall be reduced by an amount mutually agreeable to the Company and the TCR Representatives. If the Company and the TCR Representatives are unable to agree on such amount prior to ten (10) Business Days prior to the Closing Date, then any such party may request binding arbitration of such amount by the method set forth in Section 3.7 hereof.

     Section 2.3 JV Real Estate Properties. In the event that the TCR Parties are not able, after using all commercially reasonable efforts, to obtain the JV Consents on or before the JV Consent Notification Date, (i) the applicable Contributor or Contributors and the Transferee shall use all commercially reasonable efforts to obtain all necessary or applicable consents of the JV Partners required to execute and deliver on the Closing Date an assignment to the Transferee of the existing property management agreement with respect to each JV Real Estate Property for which JV Consents have not been obtained, with such changes as may be mutually acceptable to the Transferee and the TCR Representatives (subject to the applicable terms of any Joint Venture Agreement or consent of JV Partner), (ii) from and after the Closing Date, with respect to all such JV Real Estate Properties, the Contributors shall comply with the covenants set forth in Section 8.1 hereof and otherwise not cause or permit any action which would impair or otherwise reduce the value of any JV Real Estate Property or the Contributors' interests therein and (iii) the TCR Parties and the Transferee shall comply with the provisions set forth in Schedule 2.3 subject, in the case of clauses (i), (ii) and (iii) above, to the Joint Venture Agreements.

     Section 2.4 Assignment of Property.

     (a) Each of the TCR Parties set forth on Schedule 2.4(a) shall assign to the Transferee or its designee all of its right, title and interest as tenant or lessee in and to the following:

     (i) that certain lease of management office space (the "OFFICE SPACE") listed on Schedule 2.4(a) (the "NEW OFFICE LEASE"); provided that with respect to the New Office Lease, the Transferee will assume liability as tenant or lessee only for approximately 18,000 square feet, as more fully described in the floor plan attached as Appendix A to Schedule 2.4(a) (the "REQUIRED OFFICE SPACE"). Between the Effective Date and the Closing Date, the TCR Parties shall use all commercially reasonable efforts (x) to cause the New Office Lease to be amended so that it covers only the Required Office Space at the same rental rate per square foot (calculated as a simple average rate for the Required Office Space and the Excess Space (as defined below) as a whole), for the same term and subject to the same conditions as are currently applicable and (y) to substitute, as of the Closing Date, the Transferee as tenant or lessee under the New Office Lease; it being understood that in the event the Operating Partnership is substituted as the tenant or lessee under the New Office Lease pursuant to the foregoing, the Company shall, to the extent required by the landlord thereunder, guarantee the Operating Partnership's obligations under such lease. Anything to the contrary herein notwithstanding,
(A) in the event the business and operations to be acquired by the Transferee hereunder have not relocated to the Office Space under the New Office Lease as of the Closing Date, the Transferee agrees to pay to the landlord under the TCR Parties' existing lease of management office space at 6400 Congress Avenue, Boca Raton, Florida (the "OLD OFFICE LEASE") its pro rata portion of the rent and all other amounts due under the Old Office Lease from the Closing Date until the date of such relocation and (B) in the event the TCR Parties are unable to eliminate the square footage in excess of the Required Office Space (the "EXCESS SPACE") from the New Office Lease as of the Closing Date, the TCR Parties agree to pay to the landlord (or cause a subtenant with the consent of the landlord if required by the New Office Lease to pay to the landlord), and indemnify, save and hold harmless the Transferee from and against, any and all liabilities for rent and all other amounts due and any other liabilities or obligations arising from the Excess Space for the term of the New Office Lease;

     (ii) except as set forth on Schedule 2.4(a)(ii), all of the personal property, removable fixtures, equipment, inventory and computer programming and software owned or licensed by the TCR Parties and located on or used in connection with each of the management office spaces used by the TCR Parties in the southern Florida area (collectively, the "OFFICE PERSONAL PROPERTY");

     (iii) except as set forth on Schedule 2.4(a)(iii), all of the telephone numbers in use at such management office spaces (the "TELEPHONE NUMBERS"); and

     (iv) except as set forth on Schedule 2.4(a)(iv), all of the personal property, equipment, vehicles, trailers, fixtures, warranties, training materials, manuals, checklists, tools, computer programming and software owned or licensed by any of the TCR Parties and used in connection with the Assignors' construction and development operations, including, but not limited to, the concrete forms and related equipment, materials and know-how (the "CONSTRUCTION AND DEVELOPMENT PROPERTY").

     (b) Each of the TCR Parties set forth on Schedule 2.4(b)(i) shall convey and assign to the Transferee or its designee all of its right, title and interest in and to the contracts and agreements (the "PROPERTY ACQUISITION CONTRACTS") for the purchase of (i) raw land intended for development and (ii) any existing operating properties, in each case as set forth below such TCR Party's name on Schedule 2.4(b)(i), and all entitlements related thereto, as such Schedule shall be revised as described below and which Schedule shall also set forth the amount of all escrow deposits and other actual expenditures to non TCR-affiliated third parties, including, without limitation, costs of inspections, tests, surveys, title commitments, legal and engineering fees and expenses incurred as of the Effective Date under or in connection with the Property Acquisition Contracts (collectively, the "INITIAL DEVELOPMENT AND ACQUISITION EXPENDITURES"). With respect to each Property Acquisition Contract and, in some cases, the property underlying such contract, such conveyance and assignment shall be performed substantially in the manner set forth on Schedule 2.4(b)(ii), including, without limitation, through conveyance and assignment of 100% of the equity interests (the "CONTRACT ENTITY INTERESTS") in each of the entities set forth on such Schedule (the "CONTRACT ENTITIES"), which as of the Closing Date replaces a TCR Party as a party to the applicable Property Acquisition Contract, or through such other methods as may effectively vest in the Transferee the economic benefits of all Property Acquisition Contracts.
The Property Acquisition Contracts are all of the TCR Parties' contracts, arrangements and agreements for the purchase of (x) raw land intended for development and (y) any existing operating properties, and, in each case, all entitlements thereto, in the South Florida Market.

     (i) Within ten (10) Business Days of the Effective Date, the Transferee shall determine which, if any, of the Property Acquisition Contracts it elects to assume and shall notify the TCR Representatives of the same, at which time
Schedule 2.4(b)(i) shall be revised to delete any and all Property Acquisition Contracts the Transferee has elected not to assume.

     (ii) In addition to the foregoing, the TCR Parties shall promptly present to the Transferee for its consideration any additional contracts and agreements for the purchase of (A) raw land intended for development and (B) any existing operating properties, and any entitlements related thereto, that any of the TCR Parties enters into or obtains subsequent to the Effective Date, which, if approved by the Transferee, shall be added to Schedule 2.4(b)(i) and thereby included within the meaning of the defined term "Property Acquisition Contracts."

     (iii) Schedule 2.4(b)(i) shall be further updated to reflect any additional expenditure relating to the development of the raw land or the acquisition of the existing properties that, in either case, is the subject of any Property Acquisition Contract incurred by any of the TCR Parties between the Effective Date and the Closing Date and, in the case of amounts in excess of the De Minimis Development and Acquisition Expenditures, approved by the Transferee as provided in Section 8.1(l) (the "ADDITIONAL DEVELOPMENT AND ACQUISITION EXPENDITURES").

     (iv) At the Closing, (A) after giving effect to the revisions to Schedule 2.4(b)(i) contemplated by paragraphs (i), (ii) and (iii) of this Section 2.4(b), each of the TCR Parties identified on Schedule 2.4(b)(i) shall assign to the Transferee or its designee all of its right, title and interest in and to each of the Property Acquisition Contracts listed under its name on Schedule 2.4(b)(i) substantially in the manner set forth on Schedule 2.4(b)(ii) and (B) the Transferee shall pay to the TCR Representatives the Development and Acquisition Expenditures Amount.

     (v) If prior to Closing the Transferee elects not to proceed with any Property Acquisition Contract, the right to such contract will revert to the appropriate TCR Party if the TCR Representatives so elect and, if the TCR Representatives so elect, the Transferee shall then have no obligation to reimburse the TCR Parties for the Development and Acquisition Expenditures Amount related to such contract.

     (c) Each of the TCR Parties set forth on Schedule 2.4(c) shall assign to the Transferee or its designee all of its right, title and interest in and to the contracts relating to its management of each of the third-party owned properties listed under its name on Schedule 2.4(c) and any additional contracts relating to the management of third-party owned properties that any of the TCR Parties enters into subsequent to the date hereof in the ordinary course of business that are approved by the Transferee and that are added to
Schedule 2.4(c) (collectively, the "MANAGEMENT CONTRACTS"). The Management Contracts are all of the TCR Parties' contracts relating to their management of third-party owned properties in the southern Florida area. Notwithstanding anything to the contrary contained herein, in no event shall any property management agreements assigned to the Transferee or its designee pursuant to
Section 2.3 hereof
be included within the definition of Management Contracts for any purposes hereunder, including, without limitation, Section 3.8 hereof.

     (d) Each of the TCR Parties set forth on Schedule 2.4(d) shall assign to the Transferee or its designee all of its right, title and interest in and to the construction contracts listed under its name on Schedule 2.4(d), all subcontracting agreements relating to the completion of improvements at each of the Development Properties and any additional construction contracts or subcontracting agreements relating to the completion of improvements at the Development Properties that any of the TCR Parties enters into subsequent to the date hereof in the ordinary course of business that are approved by the Transferee and that are added to Schedule 2.4(d) (collectively, the "CONSTRUCTION CONTRACTS"). The Construction Contracts are all of the TCR Parties' construction contracts and subcontracting agreements relating to the completion of improvements at each of the Development Properties with respect to the South Florida Market.

     Section 2.5 Several Liability. Except as otherwise expressly provided in this Agreement, none of the TCR Parties shall have joint and several liability hereunder. Instead, except as otherwise expressly provided in this Agreement, each of the TCR Parties shall have several liability hereunder for the covenants, agreements, representations and warranties made by it hereunder to the extent and only to the extent that any such covenant, agreement, representation or warranty relates to itself or to the Property or Partnership Interests, as the case may be, owned or transferred by it; provided, however, that (i) after the Closing, all representations, warranties, covenants and agreements hereunder of all Contributors whose Partnership Interests have been acquired by the Transferee shall be deemed to be representations, warranties, covenants and agreements of the Contributing Partners who prior to the Closing owned such Partnership Interests, subject to the provisions of Article 18 and
(ii) to the extent that Transferee Indemnified Parties are entitled to indemnification pursuant to Article 18 hereof and such indemnification claims are satisfied by exercising the right of offset pursuant to Section 18.5, the liability of the TCR Parties with respect thereto shall be joint and several to the extent of the entire Retained Amount available for offset at the time, and no TCR Party shall have or assert as a defense or counterclaim against the Transferee that the covenants, agreements, representations or warranties from which the right to indemnification arose were not made by or do not relate to such TCR Party or the Property or Partnership Interest owned or transferred by it.

     Section 2.6 Access to Books and Records. The Transferee agrees that each Contributor shall have access after the Closing to its respective Books and Records relating to periods prior to the Closing for inspection or duplication at the offices of the Transferee at reasonable times and upon reasonable notice.

     Section 2.7 Excluded Assets. In addition to such other property, rights and interests of the TCR Parties that are excluded from the conveyances contemplated by this Agreement through separate, specific reference elsewhere in this Agreement, all of the TCR Parties' rights, title and interests in and to the items described on Schedule 2.7, including, without limitation, all cash on hand and in accounts of the TCR Parties (other than any funds then in the possession of any trustee under the terms of any bond indenture with respect to any of the Assumed Loans and the escrow, reserve, collateral or similar funds listed on Schedule 2.2(c)), are expressly retained by the TCR Parties and excluded from any Property conveyances or assignments otherwise contemplated by this Agreement. Except as otherwise expressly provided for in this Agreement, no property, assets or rights owned by, or interests in, any of the TCR-affiliated entities listed on
Schedule 2.7 are included in the conveyances contemplated by this Agreement.

     Section 2.8 No Contributing Partner Liability. Except as otherwise expressly provided in this Agreement, nothing herein shall create any Liability of any Contributing Partner or any of their employees, directors, shareholders, partners, members or other affiliates. Notwithstanding the foregoing, no Contributing Partner shall have any Liability under this Agreement (notwithstanding references in this Agreement to covenants or representations and warranties being made by a Contributing Partner) unless the Contributing Partner (i) is a signatory to this Agreement or (ii) executes an Addendum A or an Addendum B, and then, in either circumstance, the Liability of such Contributing Partner shall be several, and not joint, except as otherwise expressly provided in this Agreement, and limited exclusively to the terms of this Agreement and Addendum A or Addendum B, as applicable.



      ARTICLE 3.   VALUE AND PAYMENT TERMS.

      Section 3.1  Issuance of Equity Securities.


     (a) At Closing, the Transferee shall issue and deliver to the persons set forth on Schedule 3.1(a)(i), as the designated representatives of the TCR Parties (the "TCR REPRESENTATIVES"), that number of Shares or Units, as set forth on Schedule 3.1(a)(ii), determined by dividing (i) the difference between
(x) the Net Value and (y) the Retained Amount by (ii) the Share Price. The TCR Representatives shall give the Transferee notice at least ten (10) Business Days before the Closing Date of the name, address and other reasonable information required by the Company or the Operating Partnership of or relating to the Distributees to which the Equity Securities are to be issued at the Closing.

     (b) During the period commencing on the Closing Date and ending one (1) year after the Closing Date, without the prior written consent of the Company, no person to whom the Equity Securities issued pursuant to this Agreement are to be issued or distributed, either directly or indirectly through one or more intermediaries, shall, directly or indirectly, offer, sell, contract to sell, pledge, seek the redemption of or otherwise transfer or dispose of all or any interest in such Equity Securities; provided, however, that none of (i) the distribution of Equity Securities from a Distributee that is an entity to its constituent shareholders, partners or members, (ii) the delivery of the Equity Securities received by a TCR Party as nominee for a Partner of a Contributor or
(iii) the pledge of Equity Securities to a financial institution by the entities set forth on Schedule 3.1(b), shall violate this Section 3.1(b).

     Section 3.2 Assumption of Indebtedness


     (a) At Closing, subject to the receipt of any required consents thereto from the applicable creditors, lenders or, with respect to tax exempt indebtedness, governmental authorities or similar agencies and bond trustees, the Transferee acknowledges and agrees that all Indebtedness and obligations of the Contributors listed on Schedule 3.2 (the "ASSUMED LOANS") shall remain in effect with respect to, and therefore be effectively assumed as of the Closing Date by, the Operating Partnership and or its affiliates; provided that, except as set forth on Schedule 3.2, the Transferee shall not be required to accept any changes to the terms of the Assumed Loans (including, with respect to any bonds, the low to moderate income tenant requirements of the related Real Estate Properties, but excluding any extension not exceeding two years to the qualified project period) which would cause or result in (i) any increase in ongoing financial obligations of the Contributor or (ii) any additional restrictions on the use or operation of the applicable Real Estate Properties on or after the Closing Date; it being understood that the Transferee shall not unreasonably withhold its consent with respect to any changes to the Assumed Loans which would not cause or result in any such increase or restrictions. Subject to the receipt of any required consents thereto from the applicable creditors, lenders or, with respect to tax exempt indebtedness, governmental authorities or similar agencies and bond trustees, the Transferee (i) agrees that it will pay and perform, and cause each entity which owns a related Real Estate Property to pay and perform, any and all obligations with respect to such Assumed Loans as they become due in accordance with the Assumed Loan Documents and (ii) hereby agrees to enter into one or more agreements with Connecticut General Life Insurance Company and Metropolitan Life Insurance Company (individually or together, the "GUARANTORS"), each in form and substance satisfactory to the Transferee and the Guarantors, under which the Company will agree to reimburse each Guarantor in the amount of any payments made by such Guarantors after the Closing Date under or pursuant to guaranty agreements which secure payment of tax exempt bonds which finance certain Real Estate Properties (individually or collectively, the "GUARANTY AGREEMENTS"); provided, however, that such reimbursement obligation agreements with respect to each of the Guarantors and Guaranty Agreements shall terminate on the date as of which all obligations under each such Guaranty Agreement terminate and as of which all obligations under the reimbursement obligation agreements shall have been satisfied. In addition, the Transferee shall (x) indemnify the TCR Parties from any liability or obligation under the documents evidencing the Assumed Loans, including without limitation, environmental liabilities, for events occurring after the Closing Date and (y) on or before the Closing Date
(A) cause Credit Suisse First Boston or another bank, the credit rating of which satisfies the requirements under the financing documents, to deliver to the bond trustee letters of credit in such amounts and on such terms and conditions as are reasonably required for such letters of credit to constitute substitute credit enhancements for the tax exempt indebtedness that constitutes Assumed Loans and (B) otherwise use all commercially reasonable efforts to satisfy the requirements of the applicable creditors, lenders, trustees and governmental authorities or agencies and bond trustees whose consent or approval is required in connection with the matters described in this Section 3.2(a) in relation to their acceptance of such letters of credit pursuant to the alternate security provisions of such Assumed Loans (subject to the last two clauses of the first sentence of this Section 3.2(a)). Furthermore, the TCR Parties agree to use all commercially reasonable efforts to cause the

Guarantors to assign or release all of the Guarantors' interests under any mortgages, security agreements or instruments in connection with the Assumed Loans as directed in writing by the Transferee.

     (b) Each Contributing Partner with respect to the applicable Contributor shall (i) use all commercially reasonable efforts to secure all required consents to the transactions contemplated by Section 3.2(a) above from the applicable creditors, lenders, Guarantors or, with respect to tax exempt indebtedness, governmental authorities or similar agencies and bond trustees, and (ii) keep the Transferee informed of the progress of discussions with such creditors, lenders, Guarantors, authorities, agencies and bond trustees. The costs associated with the tax exempt indebtedness shall be paid in accordance with Schedule 3.2(b). The Transferee shall pay all the costs of title and real estate surveys, if required, or any fees and expenses incurred in connection with the Transferee causing delivery of replacement credit enhancement, refunding any bonds or interest rate buy-down after the Closing, which shall be paid by the Transferee. The Transferee shall guaranty the payment of fees and expenses of the Florida Housing Finance Corporation and the trustees. The Transferee shall cooperate with the Contributors in obtaining any required consents to the transactions contemplated by Section 3.2(a) above; provided, however, that the Transferee shall not be required to agree to or accept any changes to the terms of the Assumed Loans (excluding any extension not exceeding two years to the qualified project period) which would cause or result in (i) any increase in ongoing financial obligations of the Contributor or (ii) any additional restrictions on the use or operation of the applicable Real Estate Properties on or after the Closing Date; it being understood that the Transferee shall not unreasonably withhold its consent with respect to any changes to the Assumed Loans which would not cause or result in any such increase or restrictions.

     (c) If a creditor, lender, Guarantor or governmental authority or agency or bond trustee (i) does not take action required to permit transfer of the Contributors' interests, assumption of the Assumed Loans, release of the Guaranty Agreements on terms acceptable to the Guarantors, assignment or release of all of the Guarantors' interests under any mortgages, security agreements or instruments in connection with the Assumed Loans as contemplated by Section 3.2(a) above, or substitution of credit enhancements as contemplated by Section 3.2(a) above (for any reason other than due to a failure of the Transferee to cooperate with the Contributor on a basis consistent with that required pursuant to Section 3.2(b)), or (ii) requires changes to the terms of the Assumed Loans (excluding any extension not exceeding two years to the qualified project period) which would cause or result in (i) any increase in ongoing financial obligations of the Contributor or (ii) any additional restrictions on the use or operation of the applicable Real Estate Properties on or after the Closing Date (subject to the last clause of Section 3.2(b)), then the Transferee shall have the option (which it may exercise or not exercise in its sole discretion) of: (x) terminating this Agreement as to the Real Estate Property to which such Assumed Loan relates by giving prompt notice of such termination to the TCR Representatives, whereby such Real Estate Property shall thereupon become "Unapproved Property"; or (y) causing such Assumed Loan to be prepaid, or the related tax exempt bonds to be discharged by defeasance, in full at Closing with cash to be provided by the Transferee, whereby the Net Value shall be reduced by 100% of the principal amount of the Assumed Loan so prepaid or discharged, plus all accrued and unpaid interest as of the Closing Date and all prepayment premium or penalties due in connection with the Operating Partnership's prepayment of such Assumed Loan or defeasance of the related bonds (without duplication with Section 1.87(b)(i) hereof).

     Section 3.3 Assumption of Assigned Property. At Closing, the Operating Partnership shall assume the rights and obligations of the applicable Contributors and Assignors under the Leases, the Service Contracts, the Office Leases, the Property Acquisition Contracts, the Trademarks, the Management Contracts and the Construction Contracts.

     Section 3.4 Assignment and Assumption of Construction-Related Warranties and Guaranties. At Closing, the Operating Partnership shall (i) receive an assignment of all rights and benefits under all warranties and guarantees related to the construction of any of the Real Estate Properties and (ii) assume the specific warranties and guarantees listed on Schedule 3.4 and release the TCR Parties from any obligations they may have thereunder.

     Section 3.5 Completion Costs.

     (a) The TCR Representatives and the Transferee shall use all commercially reasonable efforts to mutually agree on the Completion Costs (the "ESTIMATED COMPLETION COSTS") anticipated to finalize construction of each of the Real Properties listed on Schedule 3.5(a) (collectively, the "DEVELOPMENT PROPERTIES"). In connection with the foregoing, the TCR Representatives shall provide, and each of the Contributors and the Contributing Partners shall cooperate with the TCR Representatives in the provision of, all reasonable information requested by the Transferee for the purpose of determining the Estimated Completion Costs for each Development Property. If the parties are unable to agree on the Estimated Completion Costs by the twentieth (20th) day prior to the Closing Date, then either party may request binding arbitration of the Estimated Completion Costs by the following method: Wilson & Stricklan is hereby appointed by the parties as a neutral arbitrator (the "COMPLETION COST ARBITRATOR") of the Estimated Completion Costs; provided that if, for any reason, Wilson & Stricklan is unable to act as Completion Cost Arbitrator, the Transferee and the TCR Representatives shall appoint a mutually acceptable arbitrator to serve in its place. The party electing determination by the Completion Cost Arbitrator shall give written notice to the Completion Cost Arbitrator and the other party of such election. Thereafter, (i) the TCR Representatives shall provide, and each of the Contributors and the Contributing Partners shall cooperate with the TCR Representatives in the provision of, all reasonable information requested by the Completion Cost Arbitrator for the purpose of determining the Estimated Completion Costs for each Development Property and (ii) each party may submit to the Completion Cost Arbitrator its proposed Estimated Completion Costs, together with any materials it wishes to submit in support of its position. The Completion Cost Arbitrator shall, within ten (10) days of such election, then make its own determination of the Estimated Completion Costs, which determination shall be conclusive and binding on all parties to this Agreement. At such time either the parties agree on the Estimated Completion Costs or the Completion Cost Arbitrator determines the Estimated Completion Costs, Schedule 3.5(a) shall be completed by incorporating such Estimated Completion Costs therein.

     (b) At Closing, an amount equal to the Estimated Completion Costs shall be deducted from the Cash Consideration to be delivered at the Closing.

     (c) The Transferee shall assume and agree to pay any actual costs to complete the Development Properties in excess of the Estimated Completion Costs.

     (d) The applicable Contributor and the Transferee shall enter into a master lease of the rental units of each Development Property on the terms set forth in Exhibit VI;


Section 3.6 Cash Consideration.

     (a) "CASH CONSIDERATION" shall be an amount which is not more than $150,000,000.


     (b) At the Closing, the Transferee shall pay the TCR Representatives, for the accounts of the TCR Parties, an amount of cash equal to (i) the Cash Consideration, minus (ii) the following items: (A) the Estimated Completion Costs pursuant to Section 3.5(b); (B) all amounts required to pay in full at the Closing all principal of, accrued and unpaid interest on, and premiums, penalties and other amounts due with respect to, all indebtedness of the Contributors other than the Assumed Loans, including, without limitation, the indebtedness set forth on Schedule 3.6(b)(ii)(B); (C) the adjustments required by Section 3.8(a) hereof, if any; and (D) the net amount of adjustments calculated pursuant to Article 10 (if such net amount is due the Transferee), plus (iii) (x) the net amount of adjustments calculated pursuant to Article 10 (if such net amount is due the TCR Parties) and (y) $100,000 with respect to costs and expenses of the TCR Parties related to the relocation of the office currently located in Boca Raton, Florida into the Required Office Space incurred as of the Closing Date. The TCR Representatives shall give the Transferee written notice of the amount of the Cash Consideration to be delivered to the TCR Representatives at Closing at least ten (10) Business Days before the Closing Date.

     Section 3.7 Withdrawn Properties. A "WITHDRAWN PROPERTY" shall be any Unapproved Property, Damaged Property or Condemned Property as to which this Agreement has been terminated pursuant to Section 2.2, Section 3.2(c), Section
13.2 or Article 14, respectively, or any Real Estate Property that has tax exempt bond financing associated therewith and that if transferred to the Operating Partnership pursuant this Agreement, either by direct conveyance or by the transfer of the Partnership Interests in the Contributor that owns that Real Estate Property, would cause the interest payable on such tax exempt bond financing to cease to be tax exempt. In the event any Real Estate Property becomes a Withdrawn Property, Schedule 3.2 shall be revised to delete the loan associated with such Withdrawn Property for the definition of Assumed Loans and the TCR Representatives and the Transferee shall each use all commercially reasonable efforts to mutually agree upon the assigned value for that Real Property (the "ASSIGNED VALUE"), taking into account the relation of the Withdrawn Property to the value of the entire portfolio of Real Properties being acquired; provided, however, that the parties agree that in the case of any Real Estate Property that has tax exempt bond financing associated therewith, there shall be added to the fair value otherwise assigned to such property on account of its objective characteristics as a real estate asset an additional amount of value on account of the cash flow benefits implicit in the tax exempt bond financing associated therewith equal to twenty percent (20%) of the principal amount of such tax exempt bond financing. If the parties are unable to agree on the Assigned Value by the tenth (10th) Business Day prior to the Closing Date, then either party may request binding arbitration of the Assigned Value by the following method:
Arthur Andersen LLP ("ANDERSEN") is hereby appointed by the parties as the neutral arbitrator (the "ARBITRATOR") of the Assigned Value; provided that if, for any reason Andersen is unable to act as Arbitrator, Andersen shall appoint an arbitrator to serve in its place. The party electing determination by the Arbitrator shall give written notice to the Arbitrator and the other party of such election. On the date (the "SUBMISSION DATE") that is five (5) Business Days from the date of such notice, each party shall submit to the Arbitrator its proposed Assigned Value, together with any materials it wishes to submit in support of its position. The Arbitrator shall then make its own determination of value and, within ten (10) Business Days after the Submission Date, shall select, in the Arbitrator's sole discretion, the value proposed by one or the other of the parties (the Arbitrator not being authorized to select any other value), which selected value shall then be the Assigned Value. In making its decision, the Arbitrator may make such investigation of the Real Property and the transactions contemplated by this Agreement, and hold such hearings, as it deems appropriate. Except as set forth in the following sentence, in the event that prior to the Closing, the number of Withdrawn Properties is greater than such number or combination of Real Estate Properties comprising in the aggregate over 650 apartment units, this Agreement may be terminated in its entirety at the election of the Transferee by written notice given to the TCR Representatives. Notwithstanding anything herein to the contrary, in the event that any of the Real Estate Properties listed in Schedule 3.7(a) becomes a Withdrawn Property, then each of the other Real Estate Properties listed in such Schedule 3.7(a) shall also become a Withdrawn Property and, in such event, the provisions of the preceding sentence shall not be applicable. Notwithstanding anything herein to the contrary, in the event that any of the Real Estate Properties listed in Schedule 3.7(b) becomes a Withdrawn Property, then each of the other Real Estate Properties listed in such Schedule 3.7(b) shall also become a Withdrawn Property.

     Section 3.8 Management Contracts and Brokerage Business.

     (a) Schedule 2.4(c) sets forth the amount of currently projected annualized gross management fees with respect to each Management Contract (the "CURRENT ANNUALIZED GROSS FEES") . At the Closing, the parties will calculate from such schedule the aggregate amount of Current Annualized Gross Fees attributable to all Management Contracts (i) which are fully assignable to the Transferee (including receipt of any consents to assignment required under the contract from the owner of the relevant property under management on or prior to the Closing Date), (ii) which have not been terminated and (iii) with respect to which the owner of the relevant property under management has not on or prior to the Closing Date given notice of its intent to terminate the contract (the "BASE MANAGEMENT FEES"). If the Base Management Fees are less than $2,700,000, then the Cash Consideration shall be decreased by an amount equal to 175% of the shortfall.

     (b) Twelve (12) months following the Closing Date, the Transferee shall determine the aggregate amount of then projected annualized gross management fees (the "FIRST ANNIVERSARY ANNUALIZED GROSS MANAGEMENT FEES") with respect to
(i) all Management Contracts that were in effect on the Closing Date which have not been terminated and with respect to which the owner of the relevant property under management has not on or prior to such date given notice of its intent to terminate the contract and (ii) new property management contracts secured after the Closing Date through the efforts of the third party property management organization acquired by Transferee hereunder from the TCR Parties (as opposed to the Transferee's currently operating third party management organization) so long as the Transferee approved the terms of such new contracts (which approval shall not be unreasonably withheld), provided that with respect to both clause (i) and clause (ii) of this Section 3.8(b) the relevant property under management is not then under contract to be sold, unless the Transferee has been expressly notified that it will be retained as the property manager after the sale (the "ADJUSTED MANAGEMENT FEES"). If the Adjusted Management Fees are less than the lesser of (x) the Base Management Fees or (y) $2,700,000, then the Retained Amount otherwise distributable to the TCR Parties pursuant to Section 3.9 hereof shall be reduced by an amount equal to 175% of the shortfall.

     (c) Twelve (12) months following the Closing Date, the Transferee shall determine (i) the actual amount of gross revenues recognized since the Closing Date on account of the brokerage business acquired by the Transferee from the TCR Parties hereunder (the "BROKERAGE REVENUES") and (ii) the amount, if any, by which the actual amount of gross management fees actually received on account of the third party management business acquired by the Transferee hereunder from the TCR Parties exceeds the lesser of (x) the Base Management Fees or (y) $2,700,000 (the "EXCESS MANAGEMENT REVENUES"). If the sum of the Brokerage Revenues and the Excess Management Revenues is less than $1,500,000, then the Retained Amount otherwise distributable to the TCR Parties pursuant to
Section 3.9 hereof shall be reduced by an amount equal to 175% of the shortfall.

     Section 3.9 Retained Amount. At the Closing, the Transferee shall retain an amount in Units equal to $12,500,000 for payment to the TCR Parties on January 1, 2000 (the "RETAINED AMOUNT") subject to decrease, if any, as provided in Section 3.8 hereof or Article 18 hereof, determined by dividing the applicable dollar amount by the average of the closing prices of the Shares on the New York Stock Exchange during the period of fifteen (15) consecutive trading days concluding with the last trading day that is three (3) days before the date of issuance.


ARTICLE 4. TITLE; MATTERS TO WHICH THIS CONTRIBUTION IS SUBJECT

     Section 4.1 Permitted Encumbrances. The Real Property to be contributed to the Operating Partnership by direct conveyance from the Contributors (or by indirect conveyance in the case of the transfer of Partnership Interests by any Contributing Partners pursuant to Section 2.2 hereof) shall be subject only to the following encumbrances (collectively, the "PERMITTED ENCUMBRANCES"):

     (a) any liens of real estate taxes, personal property taxes, water charges and sewer charges provided the same are not due and payable, but subject to adjustment as provided herein;

     (b) the rights of the Tenants, as tenants only;

     (c) any and all restrictions, covenants, agreements, easements, matters and things which are, in each case, of record as set forth in the preliminary title reports listed on Schedule 4.1(c) affecting title to the Real Property (except for loans that are not Assumed Loans), and such easements, covenants and restrictions granted, created or entered into after the Effective Date in accordance with Section 4.2 below;

     (d) any and all laws, statutes, ordinances, codes, rules, regulations, requirements, or executive mandates affecting the Real Property, including, without limitation, those related to zoning and land use ("LEGAL
REQUIREMENTS"), of all applicable Governmental Authorities;

     (e) the state of facts shown on the surveys described on Schedule 4.1(e) for each individual Real Property comprising the Real Property (collectively, the "SURVEYS") and any other state of facts that a recent and accurate survey of the Real Property would actually show;

     (f) the Service Contracts and the Construction Contracts;

     (g) any installment of assessments affecting the Real Property or any portion thereof due and payable after the Closing Date;

     (h) any utility company right, easement or franchise to maintain poles, lines, wires, cables, pipes, boxes or other fixtures and facilities in, over, under or upon the Real Property;

     (i) any prohibition against the interference with the natural and unobstructed flow of any applicable brook crossing the Real Property or other riparian rights;

     (j) such matters as the Title Company shall be willing, without special premium, to omit as exceptions to coverage including minor variations between record lines and tax lot lines; and

     (k) the liens of the Assumed Loans on those parcels of Real Property encumbered by the Assumed Loans.

     Section 4.2 Easements, Licenses and Dedications Prior to Closing. From and after the Effective Date, no Contributor will voluntarily grant, create or enter into, or consent to the creation or imposition of, any encumbrance, covenant, easement, restriction, PUD ordinance, lot split, zoning change or land use change on, or with respect to, any Real Property without the prior written consent of the Operating Partnership, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, any Contributor may enter into agreements or grant easements, licenses and dedications for usual and customary utilities (including telephone and cable television service through shared tenant service or other arrangements), water, parking, sewer, ingress and egress granted in the ordinary course of business without the Operating Partnership's consent; provided that such easements, licenses, or dedications do not materially adversely impact the applicable Real Estate Property; and provided further, that the Contributor shall give the Operating Partnership not less than ten (10) days prior written notice of any such easement, license or dedication, which shall thereupon become a Permitted Encumbrance.

     Section 4.3 Title Insurance. Concurrent with the execution of this Agreement, Transferee has obtained a commitment for title insurance for each Real Property, by which the title company (the "TITLE COMPANY") has agreed to insure the Operating Partnership's title at Closing subject only to the Permitted Encumbrances and such matters as may appear of record between the date of the commitment and the Closing Date. In the event that a title exception other than the Permitted Encumbrances appears of record prior to Closing, the Operating Partnership shall nevertheless take title to the Real Property subject to the exception; provided that:

     (a) if the exception is a matter that can be cured by the payment of money, such as a construction lien, judgment lien, mortgage, or the like, the exception shall be removed at Closing by the TCR Parties' payment of the indebtedness or obligation served by the lien or by bonding against such lien to the satisfaction of the Title Company; or

     (b) if the exception is non-monetary and materially and adversely impacts the value of the Real Property, the parties shall negotiate an appropriate reduction in Net Value for such matter, and if they are unable to determine the amount of such reduction prior to Closing, the amount of the reduction claimed by the Transferee shall be held in escrow pending determination of the proper reduction. If the parties are unable to agree on the amount of the reduction post-Closing, the amount of the reduction shall be submitted to binding arbitration by an experienced real estate appraiser jointly selected by the parties.


ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS.

     Section 5.1 Operating Representations and Warranties. In order to induce the Company and the Operating Partnership to enter into this Agreement and to perform their respective obligations hereunder, each Contributor hereby severally warrants and represents with respect to itself the following:

     (a) Organization, Good Standing and Corporate/Partnership Power. The Contributor is a corporation, a general or limited partnership or a limited liability company, duly formed and validly existing under the laws of the jurisdiction in which it was organized, is duly authorized to transact business under the laws of each state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Contributor, has all requisite, corporate or partnership power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

     (b) Authorization; No Violation. Assuming the due and valid authorization, execution and delivery of this Agreement by the Transferee, this Agreement, and the other agreements and documents to be executed by the Contributor hereunder, will be the legal, valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors' rights and general principles of equity. The performance by the Contributor, as applicable, of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not (i) conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of the Contributor or any agreement, instrument, decree, judgment, injunction, order, writ, law, rule or regulation, or any determination or award of any court or arbitrator, to which the Contributor is a party or by which its assets are or may be bound, except for any of the foregoing matters that, individually or in the aggregate, would not have a Material Adverse Effect on the Contributor, or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other person or entity, except as set forth on Schedule 5.1(b) and except where the failure to obtain any such consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority or other person or entity would not have a Material Adverse Effect on the Contributor.

     (c) Rent Roll. The Contributor has delivered or caused to be delivered to the Operating Partnership a rent roll (a "RENT ROLL") for each Real Property that it owns immediately prior to the Closing that is current as of January 31, 1998. To the Contributor's knowledge, the information set forth in the Rent Roll is true and correct as of January 31, 1998 in all material respects. To the Contributor's knowledge, the Rent Roll reflects all of the leases, tenancies or occupancies materially affecting the Real Property as of such date. True and complete copies of the Leases have been made available to the Transferee.

     (d) Work on Real Property. To the Contributor's knowledge, no work has been performed on the Real Property that it owns immediately prior to the Closing that would require an amendment to the certificate of occupancy for such Real Property for which an amendment has not been obtained, and, to the Contributor's knowledge, any and all work performed at such Real Property has been performed in all material respects in accordance with all Legal Requirements of all applicable Governmental Authorities.

     (e) Validity of Service Contracts. To the Contributor's knowledge, there are no service contracts, equipment leases, union contracts, employment agreements, management agreements or other agreements materially affecting its Real Estate Property or the operation thereof other than the Service Contracts. To the Contributor's knowledge, all of the Service Contracts of which it is a party or that affect in any way its Real Estate Property are in full force and effect without any material default or claim of material default by any party thereto. To the Contributor's knowledge, all sums presently due and payable by it under such Service Contracts have been fully paid.

     (f) No Litigation. Except as set forth on Schedule 5.1(f) or except as covered by insurance, there is no action, suit, claim, investigation, labor dispute, litigation or proceeding currently pending or, to the Contributor's knowledge, threatened, at law or in equity, against or related to the Contributor or to all or any part of its Real Estate Property, the environmental condition thereof, or the operation thereof before or by any applicable Governmental Authority. The provisions of this Section 5.1(f) shall survive for the Survival Period.

     (g) No Actions Relating to Real Property. Except as set forth on Schedule 5.1(g), the Contributor has received no written notice nor does it otherwise have knowledge of (i) pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect its Real Property, or any part thereof, (ii) proposed or pending proceedings to change or redefine the zoning or land use classification of all or any part of its Real Property, (iii) proposed or pending special assessments affecting its Real Property or any portion thereof, (iv) penalties or interest due with respect to real estate taxes assessed against its Real Property and (v) proposed changes in any road or grades with respect to the roads providing a means of ingress and egress to its Real Property.

     (h) No Violations of Legal Requirements. Except as set forth on Schedule 5.1(h), the Contributor has not received written notice from any Governmental Authority of any violations (including environmental) of any Legal Requirements affecting the Real Property nor does the Contributor have knowledge that any such Governmental Authority contemplates the issuance thereof. To the Contributor's knowledge, except as disclosed on Schedule 5.1(h), there are no outstanding orders, judgments, injunctions, decrees or writ of any Governmental Authority against or involving the Contributor or its Real Property that, individually or in the aggregate, would have a Material Adverse Effect on the Contributor. The provisions of this Section 5.1(h) shall survive for the Survival Period.

     (i) Solvency. The Contributor has been and will be solvent at all times prior to and immediately following the transactions provided for in this Agreement. There does not exist in effect with respect to the Contributor (i) any general assignment for the benefit of creditors, (ii) any voluntary petition in bankruptcy, (iii) any involuntary petition filed by the creditors of the Contributor, (iv) any appointment of a receiver to take possession of all, or substantially all, of the assets of the Contributor, (v) any attachment or other judicial seizure of all, or substantially all, of the assets of the Contributor, (vi) any admission in writing of the inability of the Contributor to pay its debts as they come due or (vii) any offer of settlement, extension or composition to the creditors generally.

     (j) Title to Personal Property. Except as set forth on Schedule 5.1(j), the Contributor's Personal Property will on the Closing Date be owned by the Contributor free and clear of any conditional bill of sale, chattel mortgage, security agreement or financing statement or other security interest of any kind, other than liens securing any of the Assumed Loans.

     (k) Insurance/Casualty Losses. The Contributor has not received written notice of any outstanding requirements or recommendations by (i) any insurance company currently insuring its Real Estate Property, (ii) any board of fire underwriters or other body exercising similar functions or (iii) the holder of any Assumed Loan encumbering any of its Real Estate Property, which in any case require or recommend any repairs or work to be done on its Real Estate Property of a material nature. There has been no damage to any portion of the Contributor's Real Estate Property caused by fire or casualty that has not been fully repaired or restored.

     (l) Property Financials; Absence of Undisclosed Liabilities.

     (i) The operating statements of the Contributor representing the results of operations of the Contributor (excluding only those operations and assets not contemplated to be contributed to the Operating Partnership pursuant to this Agreement) including the results of operations of the Real Estate Property owned by the Contributor which have been provided to the Transferee (the "PROPERTY FINANCIALS"), fairly present the operating results of the Contributor and its Real Estate Property, in each case in accordance with accounting practices applied on a basis consistent with the historical operating statements of the Contributor (except as otherwise indicated thereon or in the notes thereto). The Property Financials for the period ended September 30, 1997 are subject to normal year-end adjustments.

     (ii) On the Closing Date, the Contributor will have no Liability of any type, including, without limitation, any Liability to the person or entity from whom or which the Contributor acquired any of its Real Estate Property, except
(v) Permitted Encumbrances, (w) prepaid rents, (x) refundable security deposits and (y) Assumed Loans.

     The provisions of this Section 5.1(l) shall survive for the Survival
Period.

     (m) Validity of Assumed Loan Documents. All documents, instruments and agreements evidencing, governing, securing and guaranteeing the Assumed Loans that relate to the Real Property owned by the Contributor (the "ASSUMED LOAN DOCUMENTS") are in full force and effect, and the Contributor has not received written notice from the holder of any such Assumed Loan, nor does it otherwise have knowledge, of any default or event of default thereunder.

     (n) Taxes. The Contributor and each of its predecessors have paid on a timely basis all material Taxes for which the Company or the Operating Partnership could be held liable or in respect of which a claim may be made against the Contributor's Real Estate Property and have timely filed (after giving effect to any filing extension properly granted by a Governmental

Authority having authority to do so) all material returns and reports required to be filed with respect to the ownership and operation of its Real Property and for which the Operating Partnership could be held liable or a claim made against such Real Property. As of the date they were prepared, the returns and reports were accurate and complete in all material respects. Except as set forth on Schedule 5.1(n), there are no audits or other proceedings by any Governmental Authority pending or, to the Contributor's knowledge, threatened with respect to Taxes resulting from the ownership and operation of its Real Estate Property for which the Operating Partnership could be held liable or against which a claim could be made and no agreement extending the period for assessment and collection has been executed with respect thereto. The provisions of this Section 5.1(n) shall survive for the Survival Period.

     (o) Restrictions on Sale; Legend. The Contributor hereby acknowledges that the Equity Securities are being issued and sold in a transaction not involving any public offering within the meaning of the Securities Act and that the Equity Securities have not been registered under the Securities Act.
Except for any distributions of Equity Securities to the Distributees and without prejudice to the Contributor's and its Distributees' rights at all times to sell or otherwise dispose of all or any part of the Equity Securities pursuant to an effective Registration Statement under the Securities Act or under an exemption from registration available under the Securities Act, the Contributor hereby agrees not to offer, sell, transfer or otherwise dispose of any of the Equity Securities it is issued pursuant to this Agreement in the absence of registration unless the Contributor delivers to the Company and the Operating Partnership an opinion of a lawyer experienced in securities matters and reasonably satisfactory to the Company and the Operating Partnership, in form and substance reasonably satisfactory to the Company and the Operating Partnership, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act and under applicable state securities or "blue sky" laws. The Contributor hereby further acknowledges that each certificate representing the Equity Securities shall bear a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY AND THE OPERATING PARTNERSHIP HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND THE OPERATING PARTNERSHIP, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE OPERATING PARTNERSHIP, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."

The provisions of this Section 5.1(o) shall survive the Closing.

     (p) Accredited Investor; Investment Intent. The Contributor and each of its Distributees is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Any Equity Securities acquired by the Contributor or its Distributees will be so acquired for the Contributor's and its Distributees' own accounts for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, in violation of the Securities Act or state securities or "blue sky" laws, without prejudice, however, to the Contributor's and its Distributees' rights at all times to sell or otherwise dispose of all or any part of the Equity Securities pursuant to an effective registration statement under the Securities Act or under an exemption from registration available under the Securities Act. The provisions of this Section 5.1(p) shall survive the Closing.

     (q) Employees.  The Contributor does not have any employees.

     (r) Tax Exempt Bonds.

     (i) No modifications of any documents in connection with tax exempt bonds or other tax exempt indebtedness relating to any Property have been made during the six (6) month period ending on the Effective Date, except as set forth in
Schedule 5.1(r)(i).

     (ii) The Contributor has received no notice of a failure to comply, and to the knowledge of the Contributor has complied, with all requirements contained in any bond financing document, the failure to comply with which may adversely affect the exclusion from gross income of interest on any tax-exempt bonds which finance any of the Real Estate Properties or cause a default or basis for a default under any of such bond financing documents.

     (iii) Not later than the Closing Date, the Contributor will (A) upon the Transferee's request, provide the Transferee with any information in its possession that may demonstrate that not less than 90% of all proceeds, together with investment income thereon (minus proceeds used to pay "neutral costs"), of each issue of tax-exempt bonds ("BONDS") which financed Real Estate Properties was expended to pay the cost of land or property constituting "residential rental property for family units," within the meaning of Section 103(b)(4)(A) of the Internal Revenue Code of 1954, as amended, and the regulations thereunder (the "1954 CODE"), and (B) provide access to all tenant records with respect to all of the Real Estate Properties financed with Bonds, including but not limited to any records, any income certifications, any income verifications and any periodic compliance reports which demonstrate that such Real Estate Properties were operated in compliance in all material respects with the requirements of the 1954 Code from the first date on which 10% of the units in each of such Real Estate Properties were occupied initially.


     (iv) The TCR Parties agree that, in connection with any refunding of Bonds by the Transferee after the Closing Date, the TCR Parties will represent and warrant to Bond Counsel that not less than 90% of all proceeds (minus proceeds used to pay "neutral costs") of each issue of Bonds which financed Real Estate Properties, together with investment income thereon, was expended to pay the cost of land or property constituting "residential rental property for family units," within the meaning of Section 103(b)(4)(A) of the 1954 Code.

The provisions of this Section 5.1(r) shall survive for the Survival Period.

     (s) Environmental Matters. To the Contributor's knowledge, the Contributor has made available to the Transferee true and complete copies of all environmental reports prepared for, or in the possession or control of, the Contributor. Except as set forth therein, to the Contributor's knowledge, the Real Property does not contain any hazardous materials in violation of applicable law. The provisions of this Section 5.1(s) shall survive for the Survival Period.

     (t) Absence of Certain Changes or Events. Except as set forth on Schedule 5.1(t), since September 30, 1997, the Contributor has conducted its business only in the ordinary course of such business (taking into account prior practices). The provisions of this Section 5.1(t) shall survive for the Survival Period.

     (u) Capital Structure. As of the Effective Date, the capital structure of the Contributor is as set forth on Schedule 5.1(u) hereto. All of the equity interests of the Contributor have been duly and validly issued. Except as set forth on Schedule 5.1(u), there are no equity interests of the Contributor issuable upon conversion or exchange of any security of the Contributor.
Except as set forth on Schedule 5.1(u), no holder of any equity interest of the Contributor is entitled to any preemptive or similar right (i) to subscribe for any equity interests of the Contributor or (ii) with respect to any of the transactions contemplated hereby. The provisions of this Section 5.1(u) shall survive for the Survival Period.

     (v) Covenants. The Contributor has complied in all material respects with the covenants contained in Section 8.1 as of the Closing Date. The provisions of this Section 5.1(v) shall survive for the Survival Period.


     Section 5.2 Definition of Knowledge. As used in this Agreement, the terms to the "Contributor's knowledge" or "knowledge of the Contributor" shall mean only the current actual knowledge of the persons listed on Schedule 5.2(a) after consultation with the district manager with oversight responsibilities for the Real Estate Property that is the subject of the representation being made concerning the subject matter of the representation being made; provided that, with respect to Sections 5.1(f), 5.1(h) and 5.1(n), the terms to the "Contributor's knowledge" or "knowledge of the Contributor" shall also include the current actual knowledge of the persons listed on Schedule 5.2(b). As used herein, the term "current actual knowledge" shall mean only the actual, current, conscious (and not constructive, imputed or implied) knowledge of such designees, and does not include constructive, imputed or implied knowledge of any partner or agent of any Contributor other than such designees. Anything herein to the contrary notwithstanding, none of the persons listed on Schedule 5.2(a) or Schedule 5.2(b) shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this

Agreement or any of the representations made by the Contributor being or becoming untrue, inaccurate or incomplete in any respect.


ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP.

     Section 6.1 Operating Representations and Warranties. In order to induce the Contributors and the Contributing Partners to enter into this Agreement and to perform their respective obligations hereunder, the Company and the Operating Partnership hereby jointly and severally warrant and represent the following:

     (a) Organization, Good Standing and Corporate Power of the Company. The Company is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, is duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company, has all requisite corporate power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof. The Board of Trustees of the Company has approved this Agreement and the transactions contemplated hereby.

     (b) Organization, Good Standing and Partnership Power of the Operating Partnership. The Operating Partnership is a limited partnership duly organized and validly existing under the laws of the State of Delaware, is duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Operating Partnership, has all requisite corporate power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

     (c) Authorization; No Violation. Assuming the due and valid authorization, execution and delivery of this Agreement by the TCR Parties, this Agreement and the other agreements and documents to be executed and delivered by each of the Company and the Operating Partnership hereunder, when duly executed and delivered, will be the legal, valid and binding obligation of each of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights and general principles of equity. The performance by each of the Company and the Operating Partnership of its respective duties and obligations under this Agreement and the documents and instruments to be executed and delivered by each of them hereunder will not

(i) conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of either of the Company or the Operating Partnership or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which either of the Company or the Operating Partnership is a party or by which the assets of either are or may be bound, except for any of the foregoing matters that, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the Operating Partnership, or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any applicable Governmental Authority or other person or entity, except for customary disclosure filings with the SEC, the SEC filings required under Section 8.8, listing applications with the New York Stock Exchange and state "Blue Sky" filings and except where the failure to obtain such consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority or other person or entity would not have a Material Adverse Effect on the Company or the Operating Partnership.

     (d) No Shareholder Approval Required. The approval of the Company's shareholders of the transactions contemplated by this Agreement is not a prerequisite to the Company's corporate power to execute and deliver this Agreement or any other documents and instruments to be executed and delivered by it hereunder or to perform its obligations hereunder and thereunder, including, without limitation, the issuance of the Equity Securities.

     (e) OP Agreement. The Operating Partnership has furnished to the TCR Representatives a true and complete copy of OP Agreement, as amended to the Effective Date. The OP Agreement is in full force and effect and has not been further amended. Other than with respect to amendments related to the issuance by the Operating Partnership of equity interests which do not require the consent of the limited partners, no action has been taken or is pending as of the Effective Date, nor, as of the Closing Date, will have been taken, to amend the OP Agreement or for the termination or dissolution of the Operating Partnership.

     (f) Equity Securities. The Equity Securities to be issued hereunder are or prior to the Closing will be duly authorized and, when issued by the Transferee, will be, in the case of Units, validly issued under the terms of the OP Agreement and, in the case of the Shares, fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever, other than restrictions under federal and applicable state securities laws. The Shares to be issued by the Company, including those issued upon exchange of the Units, are, or prior to the Closing will be, reserved for future listing with the New York Stock Exchange prior to the date of issuance, and, upon such issuance, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever.

     (g) SEC Documents. The Company has caused to be delivered to the TCR Representatives copies of the Company's Annual Reports on Form 10-K for the years ended December 31, 1995 and 1996 as filed with the SEC pursuant to the Exchange Act, the Company's

Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 as filed with the SEC pursuant to the Exchange Act, all current reports on Form 8-K (if any) filed with the SEC pursuant to the Exchange Act subsequent to December 31, 1996, the Company's Proxy Statement for its 1997 annual meeting of shareholders as filed with the SEC pursuant to the Exchange Act and the Company's Prospectus Supplement dated November 24, 1997 as filed with the SEC pursuant to Rule 424(b) under the Securities Act (collectively, the "SEC DOCUMENTS"). The Company will cause to be delivered to the TCR Representatives copies of such additional documents as may be filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act between the Effective Date and the Closing Date. The SEC Documents were, and those additional documents filed between the Effective Date and the Closing Date will be, (i) prepared and filed in material compliance with the rules and regulations promulgated by the SEC and applicable to such SEC Documents, (ii) did not and will not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made or will be made, not misleading (except to the extent such statements have been modified by subsequently filed SEC Documents), and (iii) include all the documents (other than preliminary material) that the Company was required to file with the SEC since December 31, 1996.

     (h) Financial Statements. The consolidated financial statements included in the SEC Documents have been prepared in accordance with generally accepted accounting procedures ("GAAP") applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by applicable rules and regulations of the SEC) and present fairly (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

     (i) No Litigation. Except as covered by insurance, there is no action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, pending or, to the Company's and the Operating Partnership's knowledge, threatened, at law or in equity, against either of the Company or the Operating Partnership before or by any Governmental Authority that would prevent either of the Company or the Operating Partnership from performing its respective obligations pursuant to this Agreement or which, if determined adversely, would have a Material Adverse Effect on either the Company or the Operating Partnership. There are no judgments, decrees or orders entered on a suit or proceeding against the Company or the Operating Partnership, an adverse decision with respect to which might, or which judgment, decree or order does, adversely affect the Company's or the Operating Partnership's ability to perform its respective obligations pursuant to, or the TCR Parties' rights under, this Agreement, or that seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the performance of this Agreement or the transactions contemplated hereby.

     (j) Subsidiaries. Except as set forth on Schedule 6.1(j), the Transferee has no Subsidiaries nor any interest or investment in any partnership, trust or other entity or organization. Each Subsidiary of the Transferee listed on
Schedule 6.1(j) has been or will be duly organized, is validly existing and in good standing under the laws of the jurisdiction in which it was organized, has the power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction under the laws of any state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Operating Partnership, the Company or such Subsidiary. All of the outstanding equity or other participating interests of each Subsidiary listed on Schedule 6.1(j) have been duly authorized and validly issued, are fully paid and non-assessable.

     (k) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed with the SEC prior to the Effective Date or on Schedule 6.1(k), since September 30, 1997, the Company, the Operating Partnership and each of their respective Subsidiaries has conducted its business only in the ordinary course of such business (taking into account prior practices, including the acquisition and disposition of properties and the issuance of securities), and there has not been any change, circumstance or event that has resulted in a Material Adverse Effect on the Company, the Operating Partnership and their Subsidiaries, taken as a whole.

     (l) No Undisclosed Liabilities. Except as set forth on Schedule 6.1(l), none of the Company, the Operating Partnership nor any Subsidiary has any Liabilities which could reasonably be expected to have a Material Adverse Effect on the Transferee except for (i) Liabilities reflected or reserved against in its September 30, 1997 unaudited consolidated balance sheet, (ii) Liabilities relating to outstanding leases that are not required to be disclosed under GAAP or (iii) Liabilities incurred in the ordinary course of business since the date of such balance sheet.

     (m) Capital Structure.

     (i) As of March 10, 1998: (A) the authorized capital stock of the Company consisted of 100,000,000 Shares, 10,000,000 preferred shares of beneficial interest, par value $.01 per share, and 51,000,000 excess shares of beneficial interest, par value $.01 per share; (B) the issued and outstanding shares of capital stock of the Company consisted of 22,061,896 Shares and 4,600,000 shares of 8.30% Series A Cumulative Redeemable Preferred Shares; and (C) all the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.

     (ii) As of March 10, 1998, there were (A) 22,061,896 Units outstanding and held, directly or indirectly, by the Company and (B) 4,052, 578 Units outstanding and held by persons other than the Company or its subsidiaries.

     (iii) Except for the Units, shares reserved for issuance under any stock option or dividend reinvestment plan and the conversion or exchange rights that attach to warrants and convertible securities that are listed on Schedule 6.1(m)(iii), there are no common shares of beneficial interest or any other equity security of the Company issuable upon conversion or exchange of any security of the Company or the Operating Partnership or any Subsidiary of either of them. No shareholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company.

     (n) Taxes.

     (i) Each of the Company and each of its Subsidiaries has (A) filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or the Company has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and the most recent financial statements contained in the SEC Documents reflect an adequate reserve for all material Taxes payable by the Company (and by those Subsidiaries whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. Since December 31, 1996, the Company has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. To the Company's knowledge, no event has occurred, and no condition or circumstance exists, that presents a material risk that any Tax described in the preceding sentence will be imposed upon the Company. Except as set forth on Schedule 6.1(n)(i), to the Company's knowledge no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

     (ii) The Company (A) for all taxable years commencing with 1994 through the most recent December 31, has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1998, and
(C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the Company's knowledge, no such challenge is pending or threatened. Each Subsidiary which is a partnership, joint venture or limited liability company has been treated during and since 1993 and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation. Except for any subsidiaries of the Company to be formed prior to the Closing Date to facilitate the assignment of certain of the Assigned Property as contemplated by this Agreement, each Subsidiary which is a corporation for federal income tax purposes and with respect to which all of the outstanding capital stock is owned solely by the Company (or solely by a Subsidiary that is a corporation wholly owned by the Company) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. Neither the Company nor any of its Subsidiaries holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

     (o) No Default. Neither the Company nor the Operating Partnership nor any of their respective Subsidiaries is in default under, or in violation of, any provision of its organizational documents.

     (p) Solvency. There is not in effect with respect to either the Company or the Operating Partnership, nor has the Company or the Operating Partnership made (i) any general assignment for the benefit of creditors, (ii) any voluntary petition in bankruptcy, (iii) any involuntary petition in bankruptcy,
(iv) any appointment of a receiver to take possession of all, or substantially all, of the Company's or the Operating Partnership's assets, (v) any attachment or other judicial seizure of all, or substantially all, of the Company's or the Operating Partnership's assets, (vi) any admission in writing of its inability to pay its debts as they come due or (vii) any offer of settlement, extension or composition to its creditors generally.

     (q) No Restrictions on Equity Securities. Except for the OP Agreement, this Agreement, the Registration Rights Agreement and as set forth on Schedule 6.1(q), there are no shareholders' agreements, partners' agreements, voting trust agreements or other restrictive agreements relating to the sale or voting of the Units or the Shares.

     (r) Debt Instruments.

     (i) Neither the Transferee nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth on
Schedule 6.1(r)(i) and except for violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

     (ii) Except as any of the following are expressly identified in the SEC Documents, Schedule 6.1(r)(ii) sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Transferee or any Subsidiary in an aggregate principal amount in excess of $10,000,000 per item is outstanding or may be incurred and (y) the respective principal amount outstanding thereunder on December 31, 1997.

     (s) Treatment as a Partnership. The Operating Partnership is a partnership for federal and state and local income tax purposes.

     (t) Transactions with Affiliates. Set forth in Schedule 6.1(t) is a list of all arrangements, agreements and contracts entered into by the Transferee or any Subsidiary with any person who is an officer, director or affiliate of the Transferee or any Subsidiary or any entity of which any of the foregoing is an affiliate that (i) would be required to be disclosed in the Company's filings with the SEC made pursuant to the Exchange Act since December 31, 1996 and (ii) that are not disclosed in the SEC Documents. Such documents, copies of all of which have previously been made available to the TCR Representatives, are listed on
Schedule 6.1(t).

     (u) Form S-3. The Company meets all requirements and conditions of the SEC for eligibility of its Shares as applicable on Form S-3.

     (v) Covenants. The Transferee has complied in all material respects with the covenants contained in Section 8.2 as of the Closing Date. The provisions of this Section 6.1(v) shall survive for the Survival Period.

     Section 6.2 Definition of Knowledge. As used in this Agreement, the terms "Company's knowledge" or "Operating Partnership's knowledge" or "knowledge of the Company" or "knowledge of the Operating Partnership" shall mean only the "current actual knowledge" of the persons listed on Schedule 6.2. As used herein, the term "current actual knowledge" shall mean only the actual, current, conscious (and not constructive, imputed or implied) knowledge of such designees, and current actual knowledge does not include constructive, imputed or implied knowledge of any employee, agent or other representative of the Company or the Operating Partnership other than such designees. Anything herein to the contrary notwithstanding, none of the persons listed on Schedule
6.2 shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the representations made by the Company or the Operating Partnership being or becoming untrue, inaccurate or incomplete in any respect.


ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNORS.

     Section 7.1 Operating Representations and Warranties. In order to induce the Company and the Operating Partnership to enter into this Agreement and to perform their respective obligations hereunder, each Assignor hereby severally warrants and represents with respect to itself and its Assigned Property the following:

     (a) Organization, Good Standing and Corporate/Partnership Power. The Assignor is a corporation, a general or limited partnership or a limited liability company, duly formed and validly existing under the laws of the jurisdiction in which it was organized, is duly authorized to transact business under the laws of each state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on such Assignor, has all requisite, corporate or partnership power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

     (b) Authorization; No Violation. Assuming the due and valid authorization, execution and delivery of this Agreement by the Transferee, this Agreement, and the other agreements and documents to be executed by the Assignor hereunder, will be the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors' rights and general principles of equity. The performance by the Assignor, as applicable, of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not (i) conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of the Assignor or any agreement, instrument, decree, judgment, injunction, order, writ, law, rule or regulation, or any determination or award of any court or arbitrator, to which the Assignor is a party or by which its assets are or may be bound, except for any of the foregoing matters that, individually or in the aggregate, would not have a Material Adverse Effect on the Assignor, or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority or any other person or entity except as set forth under the Assignor's name on
Schedule 7.1(b) and except where the failure to obtain any such consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority or other person or entity would not have a Material Adverse Effect on the Assignor.

     (c) Title to Office Personal Property and Construction and Development Property. All of the Assignor's Office Personal Property and Construction and Development Property, if any, is owned by the Assignor free and clear of any conditional bill of sale, chattel mortgage, security agreement or financing statement or other security interest of any kind.

     (d) Validity of Office Leases. All Office Leases of which the Assignor is a party are in full force and effect without, to the Assignor's knowledge, any material default or claim of material default by any party thereto.

     (e) Validity of Contracts to be Assigned. All of the Property Acquisition Contracts, the Management Contracts and the Construction Contracts of which the Assignor is a party are in full force and effect without, to the Assignor's knowledge, any material default or claim of material default by any party thereto, excluding those Management Contracts that have been terminated in the ordinary course of business.

     (f) Title to Contract Entity Interests. The Assignor owns beneficially and of record, free and clear of any voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment or purchase rights (collectively "ENCUMBRANCES"), and has full power and authority to convey free and clear of any Encumbrance, its Contract Entity Interests, if any, and, upon consummation of the transactions contemplated hereby, the Transferee (or its designee), assuming it acquires such Contract Entity Interests for value, in good faith and without notice of any adverse claim, will acquire all rights of the Assignor in its Contract Entity Interests free of any Encumbrance. The Assignor's Contract Entity Interests have been validly issued, and there are no agreements, instruments or understandings with respect thereto except as set forth in Schedule 7.1(f) hereto. The Assignor does not have any equity interest, either direct or indirect, in the Contract Entities except for the Contract Entity Interests. The provisions of this Section 7.1(f) shall survive for the Survival Period.

     (g) No Other Agreements to Sell. The Assignor has not made any agreement with, nor, while this Agreement is in full force and effect, will enter into any agreement with, and does not have any obligation (absolute or contingent) to, any other person or firm to sell, transfer or in any way encumber any of its Contract Entity Interests or to not sell its Contract Entity Interests, or to enter into any agreement with respect to a sale, transfer or encumbrance of, or put or call right with respect to, its Contract Entity Interests. The provisions of this Section 7.1(g) shall survive for the Survival Period.

     (h) Capital Structure. If the Assigned Property includes the Assignor's Contract Entity Interests in a Contract Entity, then the capital structure of such Contract Entity as of the Closing Date shall be set forth on Schedule 7.1(h) and all of such Contract Entity Interests in such Contract Entity shall have been duly and validly issued. Except as set forth on such schedule, there shall not be any equity interests of such Contract Entity issuable upon conversion or exchange of any security of such Contract Entity. Except as set forth on such schedule, no holder of any equity interest of such Contract Entity is entitled to any preemptive or similar right (i) to subscribe for any equity interests of such Contract Entity or (ii) with respect to any of the transactions contemplated hereby. The provisions of this Section 7.1(h) shall survive for the Survival Period.

     (i) Restrictions on Sale; Legend. The Assignor hereby acknowledges that the Equity Securities are being issued and sold in a transaction not involving any public offering within the meaning of the Securities Act and that the Equity Securities have not been registered under the Securities Act. Except for any distributions of Equity Securities to Distributees and without prejudice to the Assignor's and its Distributees' rights at all times to sell or otherwise dispose of all or any part of the Equity Securities pursuant to an effective Registration Statement under the Securities Act or under an exemption from registration available under the Securities Act, the Assignor hereby agrees not to offer, sell, transfer or otherwise dispose of any of the Equity Securities it is issued pursuant to this Agreement in the absence of registration unless the Assignor delivers to the Company and the Operating Partnership an opinion of a lawyer experienced in securities matters and reasonably satisfactory to the Company and the Operating Partnership, in form and substance reasonably satisfactory to the Company and the Operating Partnership, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act and under applicable state securities or "blue sky" laws. The Assignor hereby further acknowledges that each certificate representing the Equity Securities shall bear a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS

      THE COMPANY AND THE OPERATING PARTNERSHIP HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND THE OPERATING PARTNERSHIP, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE OPERATING PARTNERSHIP, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."

The provisions of this Section 7.1(i) shall survive the Closing.

     (j) Accredited Investor; Investment Intent. The Assignor and each of its Distributees is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Any Equity Securities acquired by the Assignor or its Distributees will be so acquired for the Assignor's and its Distributees' own accounts for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, in violation of the Securities Act or state securities or "blue sky" laws, without prejudice, however, to the Assignor's and its Distributees' rights at all times to sell or otherwise dispose of all or any part of the Equity Securities pursuant to an effective registration statement under the Securities Act or under an exemption from registration available under the Securities Act. The provisions of this
Section 7.1(j) shall survive the Closing.

     (k) Covenants. The Assignor has complied in all material respects with the covenants contained in Section 8.1 as of the Closing Date. The provisions of this Section 7.1(k) shall survive for the Survival Period.


ARTICLE 8. COVENANTS.

     Section 8.1 Conduct of the Business of the Contributors and the Assignors. The Contributors, the Contributing Partners and the Assignors severally, and not jointly, covenant and agree that between the Effective Date and the Closing Date, unless the Transferee has consented in writing to any other act or omission (such consent not to be unreasonably withheld, conditioned or delayed), they shall perform or observe the following with respect to the Property for which such party is responsible for conveying pursuant to this
Agreement:

     (a) Each Contributor will, or the Contributing Partners of each Contributor will cause it to, operate and maintain its Real Estate Property in the ordinary course of business and use all commercially reasonable efforts to preserve for the Operating Partnership the relationships of such Contributor's Tenants, suppliers, managers, employees and others having on-going relationships with the Real Estate Property. The Contributor and the Contributing Partners of such Contributor will not defer taking any actions or spending any of its funds (including, without limitation, the expenditures of funds consistent with past practice for capital improvements on those projects commenced prior to the Effective Date), or otherwise manage the Property differently, due to the transactions contemplated by this Agreement.

     (b) No Contributor, nor any Contributing Partner of the Contributor, will renew, extend or modify any of its Service Contracts except in the ordinary course of its business and unless any such Service Contract so renewed, extended or modified grants to the Contributor and its successors and assigns a right to terminate on thirty (30) days' notice with no material cost to exercise such right.

     (c) Each Assignor shall comply with all material terms, covenants and conditions of its respective Management Contracts, Construction Contracts and Property Acquisition Contracts. The termination of any Management Contract in the ordinary course of business shall not be a violation of this covenant under any circumstance, but shall have the effect on Net Value described in Section 3.8.

     (d) No Contributor, nor any Contributing Partners of the Contributor, shall remove any Personal Property located in or on its Real Property, except as may be required for repair and replacement or discarded in the ordinary course of business. All replacements shall be free and clear of liens and encumbrances except to the extent the original Personal Property was so encumbered and shall be of quality at least equal to the replaced items and shall be deemed included in Personal Property to be contributed pursuant to this Agreement, without cost or expense to the Operating Partnership, other than as expressly provided herein.

     (e) Each Contributor and each Contributing Partner of the Contributor shall, upon request of the Transferee at any time after the Effective Date, assist the Transferee in its preparation of audited statements of income and expense and such other documentation as the Transferee may reasonably request, covering the period of the Contributor's ownership of its Real Property.

     (f) Each Contributor and each Assignor, as applicable, will make all required payments within any applicable grace period under any Indebtedness secured by a lien on its Real Property, including, without limitation, the Assumed Loans, and will comply with all material terms, covenants and conditions under any such Indebtedness and under the Office Leases, the leases on personal property and the Service Contracts. Each Contributor will pay all other accounts payable, including trade debt, when due in accordance with its past business practices.

     (g) Except for the Permitted Encumbrances and as permitted by Section 4.2, no Contributor shall cause or permit its Real Property, or any interest therein, to be alienated, mortgaged, licensed, encumbered or otherwise be transferred.

     (h) Each Contributor will maintain and keep in full force and effect the hazard, liability and casualty insurance it is currently maintaining with respect to its Real Property.

     (i) Each Contributor shall promptly give the Transferee written notice of, and promptly deliver to the Transferee, a true and complete copy of any written notice such Contributor may receive, on or before the Closing Date, from any Governmental Authority concerning a violation of any applicable Legal Requirements pertaining to its Real Estate Property or of any written notice of default from the holder of any Assumed Loan.

     (j) Each Contributor that is the owner of a Development Property shall (i) diligently prosecute through the Closing Date all work in progress in connection with construction of such Development Property in a good and workmanlike manner substantially in accordance with the plans and specifications utilized to construct such Development Property, a complete set of which is set forth on Schedule 8.1(j)(i), and in accordance with all applicable laws as currently enforced by applicable government officials and
(ii) warrant for a period of one year after the Closing Date that all work performed by such Contributor in connection with construction of the Properties listed on Schedule 8.1(j)(ii) is free from any and all defects in material and workmanship. Such Contributor shall permit a construction representative from Transferee to inspect the work from time to time during normal business hours and after notice to and coordination with the site superintendent and attend job meetings.

     (k) Except for actions taken in the ordinary course of business or in connection with the transactions contemplated by this Agreement (including, without limitation, one time compensation benefits related hereto), none of the TCR-affiliated entities shall increase the compensation or benefits paid to any of the Rehired Employees or adopt, enter into, amend or terminate any employment, consulting, termination, severance or retention agreement to which a Rehired Employee is a party.

     (l) With respect to any raw land or existing operating property that is the subject of any Property Acquisition Contract, neither the Assignor nor any other of the TCR Parties or any TCR-affiliated entity shall make any individual expenditure or commitment for an individual expenditure to non-affiliated third parties in excess of $10,000 or make aggregate expenditures or commitments for aggregate expenditures to non-affiliated third parties in a total amount in excess of $25,000 without the prior written consent of the Company.

     (m) All sums that become due and payable pursuant to the Service Contracts between the Effective Date and the Closing Date shall be fully paid by the Contributor within customary time periods.

     (n) None of the TCR Parties shall agree to any modification to the terms of any tax exempt bond or other tax exempt indebtedness relating to any Real Estate Property without the prior consent of the Transferee.

     (o) From and after the Effective Date, no TCR Party shall enter discussions with, negotiate or contract with any other party for the sale of any of the Real Estate Properties or any equity interests in any Contributor.

     (p) Between the Effective Date and the Closing Date, the applicable Contributor shall use all commercially reasonable efforts to obtain the consent of the lenders holding the Assumed Loans, the consent or approval, if required, of any governmental authorities or similar agencies with respect to tax exempt indebtedness included in the Assumed Loans and the consent of the owners of the properties subject to the Management Contracts to the transactions contemplated hereby.

     Section 8.2 Conduct of the Business of the Transferee. The Company and the Operating Partnership covenant and agree that between the Effective Date and the Closing Date, unless the TCR Representatives have consented in writing to any other act or omission (such consent not to be unreasonably withheld, conditioned or delayed) and except as described in Schedule 8.2, the Company and the Operating Partnership shall perform or observe the following:

     (a) There shall be no Change in Control of the Company or the Operating Partnership.

     (b) The Company shall continue to qualify as a REIT for federal income tax purposes and the Operating Partnership shall continue to qualify as a partnership for federal income tax purposes.

     (c) Between the Effective Date and the Closing Date, the Company shall not issue Shares for cash at a net price to the Company of less than $23.50 per Share.

     (d) Between the Effective Date and the Closing Date, in any one transaction or series of related transactions (as such phrase is used for purposes of Form 8-K under the Exchange Act) the Company shall not issue Equity Securities for property (other than cash) at a price below $27.625 per Equity Security without the prior consent of the TCR Representatives (which consent shall not be unreasonably withheld) if the total value of such transaction or transactions exceeds $50,000,000.

     Section 8.3 Good Faith Efforts. Each of the TCR Parties, on the one hand, and the Company and the Operating Partnership, on the other hand, shall act in good faith and shall not take, and shall use commercially reasonable efforts to cause its respective Subsidiaries, if any, to refrain from taking, any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions precedent to Closing set forth in Article 11 not being satisfied.


     Section 8.4 Good Faith Cooperation. Subject to the terms and conditions herein provided, the parties to this Agreement shall (a) use all commercially reasonable efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Closing Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from, Governmental Authorities, third party secured and unsecured lenders and rating agencies in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations and (iii) preparing such financial statements (including pro forma financial statements) as may be required by the Company or the Operating Partnership for incorporation in any registration statement contemplated by Section 8.8 hereof, or any filing required to be made with the SEC or as may otherwise be required to enable the Company to satisfy its obligations under applicable law or regulations; (b) use their commercially reasonable efforts to obtain in writing any consents required from third parties necessary to effectuate the transactions contemplated hereby; and (c) use their commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things reasonably necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors and other duly authorized representatives of the parties hereto shall take all such necessary action.

     Section 8.5 Public Announcements. The initial press release relating to this Agreement shall be a joint press release, approved by all the parties hereto for release on the Effective Date, and thereafter the parties shall, subject to their respective legal obligations (including requirements of stock exchanges and similar regulating bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filing with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     Section 8.6 Government Filings. The Company shall use its commercially reasonable efforts to make, prior to the Closing Date, all necessary filings with all Governmental Authorities to carry out the transactions contemplated by this Agreement and will pay all filing fees and the Company's own expenses incident thereto; provided, however, that this Section 8.6 is not intended to and shall not be construed in such a manner as to modify the provisions of
Section 9.4 with respect to recordation and transfer charges and other transaction expenses described therein.

     Section 8.7 Listing of Shares. Within thirty (30) days following the Effective Date, the Company shall prepare and file with the New York Stock Exchange a listing application covering the Shares to be issued hereunder and upon exchange of the Units and shall use its best efforts to obtain, prior to the Closing Date, approval of the listing of such Shares, subject to official notice of issuance, which approval is a condition precedent to the obligations of the TCR Parties to consummate the transactions contemplated by this Agreement. The obligations of this Section 8.7 shall survive the Closing.

     Section 8.8 Registration of Shares. Within six (6) months following the Closing Date, the Company shall cause to be filed with the SEC a shelf registration statement and related prospectus that comply in all material respects with applicable SEC rules providing for registration under the Securities Act of (i) the offer and sale by the Holders (as defined in the Registration

Rights Agreement) of the total number of Shares that the Holders would own if they were to convert all Units owned by them into Shares and (ii) the offer and sale by the Holders of all Shares received hereunder. The Company shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable and to keep such registration statement effective thereafter to the extent specified in the Registration Rights Agreement. The Company, the Operating Partnership and the Holders shall enter into a registration rights agreement which shall provide, among other things, for a lock-up restricting any dispositions (to the extent contemplated by the Registration Rights Agreement) of the Equity Securities issued to the Holders at the Closing for a period of one (1) year from the date of issuance (the "REGISTRATION RIGHTS AGREEMENT"), substantially in the form of
Exhibit III, on or prior to the Closing Date.

     Section 8.9 Investor Representations. Each of the TCR Parties covenants and agrees (a) that before any Equity Securities are distributed, either directly or indirectly, to a Distributee, the TCR Parties will obtain from each Distributee (and deliver to the Company and the Operating Partnership a fully executed copy of) an acknowledgment to and agreement with the Company and/or the Operating Partnership in the form attached hereto as Exhibit V (the "DISTRIBUTEE AGREEMENT"); and (b) the Equity Securities distributed to each Distributee will be so distributed to the Distributee in accordance with the interest of the Distributee in a Contributor, a Contributing Partner or any other entity owning, directly or indirectly, any interest in a Contributor or Contributing Partner. In the event any Distributee does not execute and deliver a Distributee Agreement or is not an "accredited investor," such Distributee will not be eligible to receive Shares or Units. The provisions of this Section 8.9 shall survive the Closing.

     Section 8.10 Time of Closing. Each of the parties hereto shall use its reasonable commercial efforts and act in good faith to take all actions necessary to consummate the transactions contemplated hereby on or prior to the Closing Date.

     Section 8.11 Pledge of Equity Securities. The Transferee shall cooperate with any Contributor or Distributee to whom Equity Securities are issued pursuant to this Agreement in connection with the pledge of such Equity Securities to a financial institution, subject to Section 3.1(b) hereof and the lock-up provided by the Registration Rights Agreement. Such cooperation shall include delivery, within ten (10) days of request therefor, to such financial institution of (i) one or more certificates as to the organizational documents of the Operating Partnership or the Company, as the case may be, and as to any changes thereto since the date of delivery of the most recent certificate, (ii) good standing certificates of the Operating Partnership and the Company, (iii) an acknowledgment letter confirming the pledge of any applicable Equity Securities and the registration thereof in the records of the Operating Partnership, and (iv) opinions of counsel for the Operating Partnership that are customary in similar transactions. The Contributors or the Distributee shall reimburse the Company or the Operating Partnership for all out-of-pocket costs and expenses incurred in connection with the foregoing. Each Distributee receiving Units shall be a third party beneficiary of the provisions of this
Section 8.11, which shall survive as to each Distributee as long as such Distributee holds Equity Securities.

     Section 8.12 No Solicitation. Except (i) in connection with the reorganization of the ownership structure of the partnership interests of a Contributor among its current Partners and/or any TCR-affiliated entities to facilitate the transactions contemplated by this Agreement or (ii) for transactions in accordance with the buy/sell provisions of the Joint Venture Agreements, none of the TCR Parties shall, nor shall they permit any active current partner or affiliate of TCR or any TCR-affiliated entity (the "RESTRICTED PARTIES") to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any person or entity other than the Transferee and its respective officers, directors and representatives, concerning any sale of all or a portion of the TCR Parties' assets, or any merger, consolidation, liquidation, dissolution or similar transaction involving any of the TCR Parties (each such transaction being referred to herein as a "PROPOSED ACQUISITION TRANSACTION"). None of the TCR Parties is currently engaged in discussions or negotiations with any person or entity other than the Transferee with respect to any Proposed Acquisition Transaction.

     Section 8.13 Prohibited Activities. During the three-year period following the Closing, none of the TCR Parties shall, nor shall they permit any Restricted Party to, directly or indirectly, engage in any negotiations with any party concerning the management of any property covered by a Management Contract or accept any offer to manage or enter into any agreement or arrangement to manage any property covered by a Management Contract; provided, however, that the foregoing shall not apply with respect to any property covered by a Management Contract that has been terminated in accordance with its terms so long as a non-Restricted Party shall have managed such property for a minimum period of six (6) months following such termination.

     Section 8.14 Confidentiality. The TCR Parties shall ensure that all confidential information which each such party or any of its respective representatives may now possess or may hereafter create or obtain relating to the properties and assets conveyed to the Transferee pursuant to the terms hereof, the transactions contemplated hereby or the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Contributors, the Assignors or the Transferee, any of their respective affiliates or subsidiaries or any of their respective tenants, customers or suppliers, shall not be published, disclosed or made accessible by any of them without the prior written consent of the Company; provided, however, that the restrictions of this sentence shall not apply: (i) to the extent the disclosure may otherwise be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or (ii) to the extent such information shall have otherwise become publicly available.


ARTICLE 9. CLOSING.

     Section 9.1 The Closing. The consummation of the transactions contemplated hereunder (the "CLOSING") shall take place at the offices of Broad and Cassel, 7777 Glades Road, Boca Raton, Florida, on April 2, 1998, or on such later date as the parties may otherwise agree or that may be provided for herein (the "CLOSING DATE") or at such other place as the parties hereto shall mutually agree; provided, however, that each of the TCR Representatives and the Transferee shall have the option (which each may exercise only once) to extend the Closing Date for a period not to exceed thirty (30) days.

     Section 9.2 Deliveries at the Closing by the TCR Parties. At the Closing, each of the TCR Parties, as applicable, will deliver or cause to be delivered to the Operating Partnership the following and, where appropriate, duly executed on behalf of all necessary parties thereto other than the Company and the Operating Partnership:

     (a) With respect to all Property conveyed to the Operating Partnership by the Contributor as contemplated in Section 2.1 and Section 2.4(b) hereof, (i) a special warranty deed (collectively, the "DEEDS") in a form reasonably satisfactory to the Company, in proper form for recording so as to convey to the Operating Partnership good and marketable title to its Real Property, free and clear of all liens and encumbrances, except the Permitted Encumbrances;
(ii) a bill of sale (collectively, the "BILLS OF SALE") in a form reasonably satisfactory to the Company conveying to the Operating Partnership all of the TCR Parties' right, title and interest in and to the Personal Property, the Office Personal Property, the Security Deposits, the Permits and Licenses, the Telephone Numbers, and the Books and Records; and (iii) an assignment and assumption agreement (collectively, the "CONTRACT ASSIGNMENT AND ASSUMPTION AGREEMENTS") in a form reasonably satisfactory to the Company assigning to the Operating Partnership or its designee, as applicable, the Leases, the Service Contracts, the Trademarks, the Office Leases, the Property Acquisition Contracts (or if applicable the Contract Entity Interests in the Contract Entities), the Management Contracts and the Construction Contracts, and whereby the Operating Partnership or its designee, will assume and agree to perform all of the TCR Parties' duties and obligations under the foregoing assigned documents from and after the Closing Date.

     (b) With respect to all Partnership Interests conveyed to the Operating Partnership by the Contributing Partners as contemplated in Section 2.2 hereof, Assignments of Partnership Interest in a form reasonably satisfactory to the Company.

     (c) All original Leases and all other documents pertaining thereto or copies of same if the Contributor, using its best efforts, is unable to deliver originals.

     (d) All other original documents or instruments referred to herein, including, without limitation, the Service Contracts, the Office Leases, the Licenses and Permits, the Property Acquisition Contracts, the Management Contracts, the Construction Contracts, and the Books and Records, or copies of same if the Contributor, using its best efforts, is unable to deliver originals; and keys to the Improvements and the management offices leased pursuant to the Office Leases.

     (e) A letter to Tenants in a form reasonably satisfactory to the Company advising the Tenants of the transactions to be consummated hereunder and directing that rent and other payments thereafter be sent to the Operating Partnership or its designee, as the Operating Partnership shall so direct.

     (f) Any affidavits and such other documents or instruments required by the Title Company to consummate the transactions contemplated hereby.

     (g) Affidavits and other instruments, including but not limited to all organizational documents of the Contributors and their general partners, the Contributing Partners and the Assignors, as applicable, including partnership agreements, operating agreements, bylaws, articles of incorporation and certificates of good standing and/or existence reasonably requested by the Transferee evidencing the power and authority of such entities to enter into and perform this Agreement and any documents to be delivered hereunder and, if requested by the Transferee, a certified copy of all appropriate corporate resolutions or membership or partnership actions.

     (h) A list of all Security Deposits, prepaid rents, key deposits, and other such deposits delivered by Tenants under the Leases.

     (i) A certificate executed by a duly authorized representative of each of the TCR Parties, in a form reasonably satisfactory to the Company, stating that the representations and warranties made by the TCR Parties in this Agreement are true and correct in all material respects as of the Closing Date, or if there have been any changes, a description thereof.

     (j) A Rent Roll for each Real Property, current as of a date not more than ten (10) days prior to the Closing Date, certified by a duly authorized representative of the appropriate Contributor as being true and correct in all material respects.

     (k) All proper instruments, in a form reasonably satisfactory to the Company, as shall be reasonably required for the conveyance to the Operating Partnership of all right, title and interest, if any, of any Contributor in and to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the Real Property, (ii) for damage to the Land or the Improvements or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (iii) for any taking in condemnation or eminent domain of any part of the Land or the Improvements.

     (l) In order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code, a certificate signed by a duly authorized representative of each of the TCR Parties to the effect that it is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

     (m) All such transfer and other tax declarations and returns and information returns, duly executed and sworn to by each Contributor or Contributing Partner and in a form reasonably satisfactory to the Company, to the extent required by law in connection with the conveyance of the Real Property or the Partnership Interests as the case may be to the Operating Partnership.

     (n) Possession of the Real Property, subject only to the Leases and the Permitted Encumbrances.

     (o) The documents and instruments reasonably requested by, and in a form satisfactory to, the TCR Representatives to evidence Transferee's assumption of the Assumed Loans, and the release of the Contributor's and the Contributing Partners' obligations thereunder (collectively, the "LOAN ASSUMPTION DOCUMENTS").

     (p) The documents and instruments reasonably requested by, and in a form satisfactory to, the TCR Representatives to evidence Transferee's assumption of the rights and obligations set forth in Section 3.3 (collectively, the "ASSIGNED PROPERTY ASSUMPTION DOCUMENTS").

     (q) The documents and instruments reasonably requested by, and in a form satisfactory to, the Transferee to evidence the assignment and assumption of the warranties and guarantees set forth in Section 3.4 and the release of the Contributors' and the Contributing Partners' obligations as described therein (collectively, the "WARRANTY ASSUMPTION DOCUMENTS").

     (r) The Distributee Agreements.

     (s) An opinion of counsel to TCR reasonably satisfactory to the Transferee, in a form to be mutually agreed upon by the Transferee and the TCR Representatives and, if requested by the Transferee with respect to any TCR-Affiliated Contributing Partner that is a corporation, partnership, limited liability company, trust or other entity, an opinion from counsel in form and content reasonably acceptable to the Transferee substantially to the effect that:

                 (i) such TCR-Affiliated Contributing Partner is a limited
            partnership, limited liability company, corporation or trust validly existing and in good standing under the laws of the state of its organization and, to the knowledge of such counsel, had and has all applicable corporate, membership or partnership power and authority to enter into, deliver and perform this Agreement or any agreement or instrument contemplated hereby;

                 (ii) the execution, delivery and performance of this Agreement or any agreement or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, do not and will not constitute a breach or a violation of such TCR-Affiliated Contributing Partner's partnership agreement, operating agreement, declaration of trust, charter or bylaws, as applicable; and

                 (iii) all applicable partnership, membership, corporate or other action necessary for such TCR-Affiliated Contributing Partner to execute and deliver this Agreement or any agreement or instrument contemplated hereby has been taken and that the same have been validly executed and delivered and are the valid, binding and enforceable obligations of such TCR-Affiliated Contributing Partner.

     (t) Evidence of all third party and Partner consents required under agreements to which any Contributor or Contributing Partner is a party to the transactions contemplated hereby, including without limitation any required consent of the lenders holding the Assumed Loans and any required consent or approval of any governmental authorities or similar agencies with respect to tax exempt indebtedness included in the Assumed Loans, to the transactions contemplated hereby.

     (u) An estoppel letter from the trustees with respect to the Assumed Loans setting forth the unpaid principal amounts thereof.

     (v) Evidence of payoff of all indebtedness of the Contributors other than the Assumed Loans, including, without limitation, the indebtedness set forth on
Schedule 3.6(b)(ii)(B).

     (w) Consents to assignment of the Management Contracts (with an acknowledgment that the property owner has no intent to terminate the agreement presently or upon the Closing), the Office Leases and the Property Acquisition Contracts.

     (x) The Registration Rights Agreement.

     (y) Limited partner signature pages to the OP Agreement from all TCR Parties receiving Units pursuant to the terms of this Agreement.

     (z) With respect to each JV Real Estate Property which is no longer a Real Estate Property pursuant to Section 2.1 hereof, assignments of property management agreements pursuant to Section 2.3 hereof, if all required consents of JV Partners thereto have been obtained.

     (aa) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement, in forms reasonably satisfactory to the Company.

     Section 9.3 Deliveries at the Closing by the Transferee. At the Closing, the Company and the Operating Partnership shall deliver or cause to be delivered to the TCR Representatives the following and, where appropriate, duly executed by all necessary parties thereto other than the Contributors or the Contributing Partners.

     (a) The Cash Consideration, as adjusted pursuant to Section 3.6(b).

     (b) Evidence of issuance of Units to be issued at the Closing, including, but not limited to, a certificate dated as of the Closing Date signed by the general partner of the Operating Partnership admitting all TCR Parties receiving such Units as limited partners to the Operating Partnership.

     (c) The certificates representing Shares to be issued at the Closing properly issued to the appropriate party.


     (d) The Contract Assignment and Assumption Agreements.

     (e) The Loan Assumption Documents.

     (f) The Warranty Assumption Documents.

     (g) A certificate executed by a duly authorized representative of the Company and the Operating Partnership, in a form reasonably satisfactory to the TCR Representatives, stating that the representations and warranties made by the Company and the Operating Partnership in this Agreement are true and correct in all material respects as of the Closing Date, or if there have been any changes, a description thereof.

     (h) Affidavits and other instruments, including but not limited to all organizational documents of the Company and the Operating Partnership including limited partnership agreements, filed copies of limited partnership certificates, articles of organization, and certificates of good standing and existence, reasonably requested by the TCR Representatives evidencing the power and authority of the Company and the Operating Partnership to enter into and perform this Agreement and any documents to be delivered hereunder.

     (i) An opinion of counsel to the Company reasonably satisfactory to the TCR Representatives and in a form to be mutually agreed upon by the Transferee and the TCR Representatives.

     (j) The OP Agreement, as amended, as amended, modified or restated as necessary to contain such terms and conditions as are satisfactory to the TCR Representatives, including, without limitation, those terms set forth on
Exhibit IV.

     (k) The Registration Rights Agreement.

     (l) Evidence satisfactory to the TCR Representatives of approval of the listing of the Shares to be issued hereunder and upon exchange of the Units by the New York Stock Exchange, subject to official notice of issuance.

     (m) With respect to each JV Real Estate Property which is no longer a Real Estate Property pursuant to Section 2.1 hereof, assumptions of property management agreements pursuant to Section 2.3 hereof if all required consents of JV Partners thereto have been obtained.

     (n) The Employment Agreements.

     (o) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement, in forms reasonably satisfactory to the TCR Representatives.

     Section 9.4 Fees and Expenses. The TCR Parties shall pay all customary recordation and transfer charges payable with respect to Real Estate Properties (including any applicable deed stamp taxes) and all assumption and related fees, prepayment penalties and out-of-pocket costs in accordance with Section
3.2. The Transferee shall pay all title insurance premiums, title examination fees and survey costs with respect to a Real Property and any fees and expenses incurred in connection with the replacement by the Transferee of any credit enhancements, re-underwriting any bonds or interest rate buy-down after the Closing with respect to any of the Assumed Loans. All other costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, including all fees and expenses of agents, representatives, counsel and accountants. The provisions of this Section 9.4 shall survive the Closing.

     Section 9.5 No Warranties.

     (a) THE COMPANY AND THE OPERATING PARTNERSHIP ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OPERATING PARTNERSHIP IS ACQUIRING THE PROPERTY IN ITS "AS IS" CONDITION "SUBJECT TO ALL FAULTS" AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF THE TCR PARTIES. THE COMPANY AND THE OPERATING PARTNERSHIP ACKNOWLEDGE THAT, EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER THE OPERATING PARTNERSHIP NOR THE COMPANY HAS RELIED AND IS NOT RELYING ON ANY INFORMATION, DOCUMENT, REPORT, SALES BROCHURE OR OTHER LITERATURE, MAPS OR SKETCHES, FINANCIAL INFORMATION, PROJECTIONS, PRO FORMAS OR STATEMENTS, THAT MAY HAVE BEEN GIVEN BY OR MADE BY OR ON BEHALF OF THE TCR PARTIES. THE COMPANY AND THE OPERATING PARTNERSHIP FURTHER ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL MATERIALS RELATING TO THE PROPERTY WHICH HAVE BEEN PROVIDED BY THE CONTRIBUTORS HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED, AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER THE OPERATING PARTNERSHIP NOR THE COMPANY SHALL HAVE ANY RECOURSE AGAINST THE TCR PARTIES OR THEIR COUNSEL, ADVISORS, AGENTS, OFFICERS, DIRECTORS OR EMPLOYEES FOR ANY INFORMATION IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM. THE

COMPANY AND THE OPERATING PARTNERSHIP EACH REPRESENT THAT THEY ARE SOPHISTICATED AND EXPERIENCED IN ALL MATTERS RELATING TO THE PROPERTY AND ARE RELYING SOLELY ON SUCH EXPERIENCE AND SOPHISTICATION IN MAKING ALL DECISIONS WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN.

     (b) THE COMPANY AND THE OPERATING PARTNERSHIP HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE TCR PARTIES HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY, PROMISE, COVENANT, AGREEMENT OR GUARANTEE OF ANY NATURE, EXPRESS OR IMPLIED, ORAL OR WRITTEN, AS TO OR REGARDING: (I) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION, WHETHER LATENT OR PATENT, OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES OR THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE OR UTILITY SYSTEMS, FACILITIES OR APPLIANCES AT OR IN CONNECTION WITH THE REAL ESTATE PROPERTY, IF ANY; (II) THE EXISTENCE, QUALITY, NATURE, ADEQUACY, PHYSICAL CONDITION, OR LOCATION OF ANY UTILITIES SERVING THE REAL ESTATE PROPERTY; (III) THE DEVELOPMENT POTENTIAL OF THE REAL ESTATE PROPERTY, ITS HABITABILITY, MERCHANTABILITY OR FITNESS, SUITABILITY OR ADEQUACY FOR ANY PARTICULAR PURPOSE; (IV) THE ZONING OR OTHER LEGAL STATUS OF THE REAL ESTATE PROPERTY OR THE POTENTIAL USE OF THE PROPERTY; (V) THE REAL ESTATE PROPERTY'S OR ITS OPERATIONS' COMPLIANCE WITH ANY APPLICABLE LEGAL REQUIREMENTS; (VI) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY WAY TO THE REAL ESTATE PROPERTY; (VII) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN, ON OR UNDER THE REAL ESTATE PROPERTY OF ANY HAZARDOUS MATERIALS; OR (VIII) THE CONDITION OF TITLE TO THE REAL ESTATE PROPERTY OR THE NATURE, STATUS AND EXTENT OF ANY RIGHT, ENCUMBRANCE, LICENSE, RESERVATION, COVENANT, CONDITION, RESTRICTION OR ANY OTHER MATTER AFFECTING TITLE TO THE PROPERTY.

     (c) The Company and the Operating Partnership acknowledge that, to the extent they have deemed necessary or appropriate, they have conducted environmental and soil tests, physical inspections and other due diligence with respect to the Real Property (collectively, the "PHYSICAL INSPECTIONS") and have relied upon the Physical Inspections in electing whether or not to enter into and perform this Agreement. The Company and the Operating Partnership further acknowledge that the Properties have been available for that purpose. Should the transactions contemplated by this Agreement fail to close for any reason, other than by reason of the TCR Parties' default hereunder, the Transferee will (i) indemnify, defend and hold harmless the TCR Parties from and against all claims, damages, losses, costs, liabilities and expenses (including attorneys' fees and expenses) asserted against or incurred by the TCR Parties and (ii) repair any damage to the Property, in each case to the extent caused by, resulting from or arising out of the Physical Inspections conducted by the Transferee. At the TCR Parties' option, the Transferee will reimburse the TCR Parties for all reasonable expenses incurred by the TCR Parties in repairing such damages if the Transferee does not promptly repair such damages after written notice of such damages has been delivered by the TCR Parties to the Transferee.


ARTICLE 10.  ADJUSTMENTS.

     Section 10.1 Adjustments at the Closing Date. The following items shall be prorated (without regard to whether any applicable Real Estate Property is conveyed in fee or by transfer of Partnership Interests) as of midnight on the date preceding the Closing Date based on the actual number of days in the month, and shall be made in cash at Closing, with the TCR Parties making a cash payment to the Transferee of the net amount due the Transferee or vice versa (which adjustments shall have no effect on the calculation of Net Value under Section 3.1):

     (a) Rents shall be prorated based upon the Rent Rolls to be prepared by each Contributor at Closing showing current Tenants. If any Tenant is more than five (5) days delinquent in payment of current rent, such Tenant shall not be included in the proration. All moneys received from Tenants from and after the Closing shall be applied by the Operating Partnership first to current rents and other charges and then to any past due rents during the Operating Partnership's ownership; any balance representing past due rents prior to the Closing Date shall be remitted to the TCR Parties. After the Closing, the TCR Parties shall be entitled to initiate and prosecute proceedings to collect their respective rents delinquent as of the Closing Date, but such right shall not include the right to evict or dispossess any Tenant.

     (b) At the Closing, the TCR Parties shall pay to the Operating Partnership an amount equal to all Security Deposits and any prepaid rents relating to the Real Property.

     (c) Utility charges payable by the Contributors, including, without limitation, electricity, water and sewer bills. If there are meters on the Real Property, the Contributors will cause readings of all said meters to be performed not more than ten (10) Business Days prior to the Closing Date.

     (d) Amounts payable under the Service Contracts and the Office Leases.

     (e) Real estate taxes and assessments due or payable for the calendar year. The proration of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If subsequent to the Closing Date, real estate taxes (by reason of change in either assessment or rate or for any other reason) for the Real Property should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and the TCR Parties agree to pay the Operating Partnership any increase shown by such recomputation and vice versa.

     (f) The first quarterly dividend on Shares to be issued at the Closing and first quarterly distribution on Units to be issued at the Closing to which holders of such Shares or Units are entitled shall be pro rated based on the number of days from the Closing Date to the record date for the period to which such dividend or distribution relates to the total number of days between such record date and the immediately preceding record date. An amount equal to the portion of such dividend on such Shares to which such holders are not entitled pursuant to this Section 10.1(f) shall be treated as a debit to the TCR Parties for the purposes of adjustments made pursuant to this Article 10.

     (g) Management fees and other amounts payable by owners of properties which are the subject of Management Contracts shall be pro rated based upon records of prepaid and accrued fees by contract to be prepared by the Assignor.

     Section 10.2 Adjustment for Assessments. If on the Closing Date any Real Property or part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in installments, all the unpaid installments of any such assessment which is set forth on Schedule 10.2 shall be paid and discharged by the TCR Parties on the Closing Date and all other such adjustments, including, without limitation, property owner association dues which are payable by the Operating Partnership after the Closing Date, shall be pro rated in the manner set forth in Section 10.1 above.

     Section 10.3 Reimbursement of Deposits and Out-of-Pocket Expenses. At the Closing (but subject to all applicable constraints with respect to tax exempt debt and non-recourse indebtedness), (a) all receivables of the TCR Parties set forth on Schedule 10.3(a) shall be treated as a credit to the TCR Parties for the purposes of adjustments made pursuant to this Article 10 (subject to proration in accordance with Section 10.1) and (b) the Operating Partnership shall refund and replace all letters of credit, bond deposits, sinking funds, escrows, similar funds and other amounts relating to the Real Properties, as set forth on Schedule 10.3(b). All of the foregoing payments shall be made in cash at Closing and none of the foregoing shall have any effect on the calculation of Net Value under Section 3.1.

     Section 10.4 Other Adjustments. Except as otherwise provided in this Agreement, all other adjustments and prorations to be made with respect to any Real Property shall be made in cash and in accordance with customary title closing practices in the State in which the Real Property is located (without regard to whether any applicable Real Estate Property is conveyed in fee or by transfer of Partnership Interests).

     Section 10.5 Errors in Calculations. Any errors in calculations or adjustments shall be corrected or adjusted within ninety (90) days after the Closing.

     Section 10.6 Survival. The provisions of this Article 10 shall survive the Closing Date for one hundred twenty (120) days. The provisions of this
Article 10 with respect to readjustment of real estate taxes shall survive the Closing Date for ninety (90) days after the issuance of the applicable tax bill.

ARTICLE 11.  CONDITIONS PRECEDENT TO CLOSING.

     Section 11.1 Conditions to Obligations of the TCR Parties. The obligations of each of the Contributors to convey its Property, each of the Contributing Partners to convey its Partnership Interests and each of the Assignors to assign its Assigned Property and to perform the other covenants and obligations to be performed by the Contributors, the Contributing Partners and the Assignors on the Closing Date shall be subject to satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by the TCR Representatives):

     (a) The representations and warranties made by the Company and the Operating Partnership herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of any representations or warranties to be true and correct in all material respects shall not give rise to a right of termination by the Contributors or the Contributing Partners hereunder so long as such matters do not have a Material Adverse Effect on the transactions contemplated herein.

     (b) The Company and the Operating Partnership shall have executed and delivered to the TCR Representatives, the Contributors and the Contributing Partners all of the items and documents provided herein for said delivery.

     (c) The Company and the Operating Partnership shall have performed all covenants and obligations undertaken by the Company and the Operating Partnership herein in all material respects and complied with all conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

     (d) The Company shall have been treated as a real estate investment trust for tax purposes in its most recent federal income tax return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be so treated. The Company shall not have taken any action or have failed to take any action which could be expected to, alone or in conjunction with any other factors, result in the loss of its status as a real estate investment trust for federal income tax purposes.

     (e) The Operating Partnership shall be a partnership for federal and all state and local income tax purposes.

     (f) The Shares to be issued hereunder and upon exchange of the Units shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     (g) At the time of Closing, Chris Wheeler shall have been nominated to fill a vacancy on the Board of Trustees of the Company created by either (i) the resignation of a Trustee or (ii) an increase in the number of Board seats.

     (h) The Company shall have entered into an employment agreement substantially in form of Exhibit VII hereto with each of the persons listed on
Schedule 11.1(h) (collectively, the "EMPLOYMENT AGREEMENTS").

     (i) The Transferee shall cause Credit Suisse First Boston or another bank, the credit rating of which satisfies the requirements under the financing documents, to deliver to the bond trustee letters of credit in such amounts and on such terms and conditions as are reasonably required for such letters of credit to constitute substitute credit enhancements for the tax exempt indebtedness that constitutes Assumed Loans in accordance with Section 3.2(a).

     Section 11.2 Conditions to Obligations of the Company and the Operating Partnership.

     (a) The obligations of the Company and the Operating Partnership to accept title to the Property and the Partnership Interests and the Company's and the Operating Partnership's obligations to perform the other covenants and obligations to be performed by the Company and the Operating Partnership on the Closing Date shall be subject to satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by the Company or the Operating Partnership):

     (i) The representations and warranties made by the Contributors, the Contributing Partners and the Assignors herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of a representation or warranty to be true and correct in all material respects shall not give rise to a right of termination by the Company or the Operating Partnership hereunder so long as such matters do not have a Material Adverse Effect on the transactions contemplated herein.

     (ii) The Contributors, the Contributing Partners and the Assignors shall have performed all covenants and obligations undertaken by the Contributors, Contributing Partners and the Assignors herein in all material respects and complied with all conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

     (iii) The Contributors, the Contributing Partners and the Assignors shall have executed and delivered to the Company and the Operating Partnership all of the items and documents provided herein for said delivery.

     (iv) The Company shall (x) have entered into the Employment Agreements.

     (v) All consents (other than JV Consents) required under agreements to which any Contributor or Contributing Partner is a party to the transactions contemplated hereby shall have been obtained and not been revoked.

     (vi) The master lease with respect to each Development Property pursuant to Section 3.5 shall have been executed and delivered by the applicable Contributor or Contributors and the Transferee.

     (vii) There shall not have been any changes, circumstances or events with respect to the Contributors or the Real Estate Properties that in the aggregate have resulted in a Material Adverse Effect on the businesses and assets of the Contributors taken as a whole or on the transactions contemplated hereby.


ARTICLE 12.  NO BROKERS.

     The TCR Parties, severally and not jointly, on the one hand, and the Transferee, on the other hand, covenant and agree one with the other that, no real estate commissions, finders' fees or brokers' fees have been or will be incurred in connection with this Agreement or the transactions contemplated hereby. The TCR Parties, severally and not jointly, on the one hand, and the Transferee, on the other hand, shall indemnify, defend and hold each other harmless from and against any claims, liabilities, obligations or damages for commissions, finders' or brokers' fees resulting from or arising out of the Transferee's acquisition of the Property hereunder asserted against either party by any broker or other person claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party's acts or omissions. The provisions of this Article 12 shall survive the Closing or other termination of this Agreement.


ARTICLE 13.  CASUALTY LOSS.

     Section 13.1 Maintenance of Insurance Policies. The Contributors shall continue to maintain, in all material respects, the fire and extended insurance coverage with respect to the Property (the "INSURANCE COVERAGE") which are currently in effect, through the Closing Date.

     Section 13.2 Casualties. If at any time prior to the Closing Date all or any portion of any Property (each, a "DAMAGED PROPERTY") is destroyed or damaged as a result of fire or any other casualty (a "CASUALTY"), the TCR Representatives shall promptly give written notice thereof (the "CASUALTY NOTICE") to the Transferee. If the estimated cost to repair or restore the Damaged Property following such Casualty equals or exceeds Five Million Dollars ($5,000,000), such Casualty is herein called a "MAJOR CASUALTY." Notwithstanding the occurrence of a Major Casualty, the Transferee shall not have the right to terminate this Agreement as to the Damaged Property, provided that (a) the damage resulting from the Casualty is covered by the Insurance Coverage, (b) subject to the rights of any holders of existing debt, the proceeds of any applicable Insurance Policy, together with credits equal to the deductible under the Insurance Coverage and any amount by which the damage is not covered by such insurance, shall be paid to the Operating Partnership at the Closing, (c) all unpaid claims and rights in connection with the Casualty shall be assigned to the Operating Partnership at Closing without in any manner affecting the consideration payable to the TCR Representatives hereunder, (d) there is rent interruption insurance in place for a period of at least six (6) months sufficient to cover any anticipated loss in revenue from the Damaged Property resulting from such Casualty, and (f) there is no known impediment to obtaining all Governmental Approvals to permit the Damaged Property to be rebuilt or repaired. Upon the occurrence of a Major Casualty, if any provision set forth in the preceding sentence is not satisfied, the Transferee may terminate this Agreement as to the Affected Property only by written notice to the TCR Representatives within fifteen (15) days after receipt of the Casualty Notice. In that event, such Damaged Property shall be treated as a Withdrawn Property under Section 3.7, and this Agreement shall continue in full force and effect as to all other Property.

     Section 13.3 Interim Repairs. If a Property is the subject of a Major Casualty but the Transferee either is not entitled to or does not terminate this Agreement as to such Damaged Property pursuant to the provisions of this
Article 13, then the appropriate Contributor shall prior to the Closing Date cause all temporary repairs to be made to the Damaged Property as shall be required to prevent further deterioration and damage to the Damaged Property and to protect public health and safety; provided, that the cost of any such repairs shall not exceed the amount of proceeds made available to such Contributor. The appropriate Contributor shall have the right to be reimbursed from the proceeds of any insurance with respect to the Damaged Property for the cost of such temporary repairs.

     Section 13.4 Casualties Other than Major Casualties. If a Property is the subject of a Casualty which is not a Major Casualty, this Agreement shall continue in full force and effect, and (a) subject to the rights of any holders of existing debt, the proceeds of any applicable Insurance Coverage, together with credits equal to the deductible under such Insurance Coverage and any amount by which the damage is not covered by such insurance, shall be paid to the Operating Partnership at Closing, and (b) all unpaid claims and rights in connection with the Casualty shall be assigned to the Operating Partnership at Closing without in any manner affecting the consideration payable to the appropriate Contributor hereunder.


ARTICLE 14.  CONDEMNATION.

     In the event of a Material Taking of any Property (the "CONDEMNED PROPERTY"), the Transferee shall have the right, at its sole option, to either
(a) terminate this Agreement as to the Condemned Property only by giving the appropriate Contributor written notice to such effect within fifteen (15) days after its receipt of written notification of any such occurrence or (b) accept title to the Condemned Property without reduction of any consideration to be given to the appropriate Contributor hereunder. Should the Transferee so terminate this Agreement as to Condemned Property in accordance with this
Article 14, such Condemned Property shall be treated as a Withdrawn Property under Section 3.7 and this Agreement shall continue in full force and effect as to all other Property. In the event that the Transferee either is not entitled to or elects not to terminate this Agreement under this Article 14, or in the event of a taking which is not a Material Taking, the appropriate Contributor shall, subject to the rights of the holder of any existing mortgage, assign all proceeds of such taking to the Operating Partnership, and same shall be the Operating Partnership's sole property, and the Operating Partnership shall have the sole right to settle any claim in connection with the Condemned Property. The term "MATERIAL TAKING" as to a Condemned Property or any portion thereof shall be defined to mean the institution of any proceedings, judicial, administrative or otherwise, which (a) causes access to the Real Property to be taken or materially diminished (i.e., following such taking the Real Property no longer has access to a publicly dedicated street or traffic flow from and to the Real Property is materially impaired), (b) results in parking no longer being in compliance with applicable zoning laws, or (c) results in a taking of any portion of any buildings constituting the Improvements.


ARTICLE 15.  TERMINATION.

     Section 15.1 Termination by the TCR Parties. In the event that the Closing does not occur on or prior to the Closing Date (as the same may be extended pursuant to Section 9.1) for any reason other than a breach by any TCR Party of any agreement, covenant or commitment herein, a failure by the TCR Parties to satisfy any of the conditions set forth in Section 11.2 hereof or failure of any condition to the Transferee's obligations hereunder, subject to this Section 15.1, the TCR Representatives may terminate this Agreement by written notice to the Transferee. In such event, in addition to and cumulative of the TCR Parties' right to terminate this Agreement, as their sole and exclusive remedy, the TCR Parties may recover from the Transferee the aggregate sum of Five Million and 00/100 Dollars ($5,000,000.00) as liquidated damages and not as a penalty. The TCR Parties and the Transferee have agreed that such amount is a reasonable estimate of the damages that the TCR Parties would be likely to sustain in the event of the Transferee's default, as the actual amount of such damages would be difficult or impracticable to determine.

     Section 15.2 Termination by the Transferee. This Agreement may be terminated and the transaction contemplated hereby may be abandoned by the Transferee if (a) the Closing does not occur on or prior to the Closing Date (as the same may be extended pursuant to Section 9.1) for any reason other than a breach by the Transferee of any agreement, covenant or commitment herein or a failure by the Transferee to satisfy any of the conditions set forth in Section 11.1, (b) any of the conditions under Section 11.2 is not satisfied or (c) the Transferee elects to terminate this Agreement pursuant to Section 3.7 hereof on account of Withdrawn Properties (each, a "TCR DEFAULT"). In such event, (i) the Transferee may terminate this Agreement and recover from the TCR Parties the aggregate sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) as liquidated damages and not as a penalty, or (ii) the Transferee may, if the TCR Default is a willful or intentional failure or refusal by a TCR Party to perform any covenant or agreement hereunder, seek specific performance, such election to be made within thirty (30) business days after any such default by the TCR Parties; provided, however, that the liquidated damages provision of the foregoing clause (i) shall not apply with respect to a termination pursuant to Section 3.7 on account of Withdrawn Properties that consist solely of (A) Damaged Properties, (B) Condemned Properties, (C) Real Estate Properties that became Unapproved Properties pursuant to Section 2.2(b)(ii) because of a Third-Party Contributing Partner's failure to comply with Section 2.2(a)(ii) or the terms of the agreements between the TCR-Affiliated Contributing Partners and the Third-

Party Contributing Partners and (D) Real Estate Properties that became Unapproved Properties pursuant to Section 3.2(c). Furthermore, should the TCR Default constitute a willful or intentional failure or refusal by the TCR Parties to perform any covenant or agreement undertaken by them under this Agreement, the TCR Parties shall be precluded for a period of twelve (12) months following the Closing Date from transferring directly or indirectly all or substantially all of the Real Estate Property to any person or entering into any written agreement providing for such transfer, other than transfers among parties affiliated with TCR Parties consistent with past practices.

     Section 15.3 Minimum Share Price. In the event that the average of the closing prices of the Shares on the New York Stock Exchange during the period of fifteen (15) consecutive trading days concluding with the last trading day that is two (2) trading days prior to the Closing Date is less than $23.50, either the TCR Representatives or the Transferee may terminate this Agreement by written notice to the other party. In the event of such a termination, neither the TCR Parties nor the Transferee may enforce their rights under, nor are such parties obligated under, Section 15.1 or Section 15.2, as applicable.

     Section 15.4 Effect of Termination. In the event of termination of this Agreement as provided in this Article 15, this Agreement shall terminate and have no further force and effect, without any liability or obligation of any of the parties hereto, other than under Section 9.4, Articles 12 and this Article 15.

ARTICLE 16.  TAX MATTERS.

     Section 16.1 Payment of Taxes by the Contributors. Each Contributor will pay or provide for payment of all Taxes due and payable on or after the Closing and will file all returns and reports required to be filed on or after the Closing with respect to Taxes imposed in connection with the ownership and operation of its Property for all taxable periods (or portions thereof) ending on or prior to the Closing for which the Company or the Operating Partnership could be held liable on a claim made against the Company or the Operating Partnership; provided, however, that real estate and personal property taxes for 1998 shall be prorated at the Closing in accordance with the terms and provisions of this Agreement and the TCR Parties shall have no liability therefor after the Closing or have any obligation to file any returns or reports relating thereto. No later than six (6) months after the Closing, the Contributors or their agents shall cause to be filed any and all state and federal income tax returns and reports required to be filed by the Contributors for the taxable period ending upon the Closing (collectively, the "INCOME TAX RETURNS"). Under no circumstances shall any Contributor (or its successors and assigns) amend any Income Tax Return of such Contributor for any taxable period during which any TCR Party owned an interest in any such Contributor ("CONTRIBUTOR TAX PERIOD") unless (i) such amendment shall not result in any additional Taxes, fees, penalties or interest being assessed against or owed by any such TCR Party, or (ii) the TCR Representatives shall provide their prior written consent to any such amendment. The parties agree and acknowledge that upon the Closing, (i) the then current taxable year of each Contributor (other than any such Contributor which shall convey its Real Estate Property to the Transferee in accordance with Section 2.2(a)) for federal and state income tax purposes shall conclude, (ii) each such Contributor shall terminate for federal and state income tax purposes effective upon the Closing and (iii) there shall be a closing of the books of each such Contributor and the profits, losses, credits and other partnership items of each Contributor shall be allocated among the constituent partners of each such Contributor for the taxable period ending upon the Closing. The Transferee agrees that it shall cooperate and shall cause each Contributor (other than any such Contributor which shall convey its Real Estate Property to the Transferee in accordance with Section 2.2(a)) to cooperate with the TCR Representatives and their agents with regard to the preparation and filing of any and all Tax returns and reports hereunder and further agrees that it shall execute or cause to be executed any and all such Tax returns and reports promptly after delivery of such Tax returns and reports by the TCR Representatives to the Transferee. In the event that any Governmental Authority shall initiate an audit or investigation (collectively, an "AUDIT") of any Contributor or any Income Tax Return of any such Contributor which pertains to any Contributor Tax Period, the Transferee shall immediately notify the TCR Representatives of such Audit. The Transferee shall provide the Contributors and their agents with the opportunity to participate in the resolution of any such Audit and the Contributors shall cooperate with the Transferee in the furnishing of information and other activities relating to any such Audit; provided, however, without the prior written consent of the TCR Representatives, neither the Transferee nor any Contributor (or any successor or assign thereof) (i) shall extend the statute of limitations or period of assessment with regard to any Taxes payable by any Contributor and attributable to any Contributor Tax Period or any constituent partner of any such Contributor, or (ii) compromise or settle any Audit, investigation or Tax controversy which would result in any additional Taxes, fees, penalties or interest being assessed against or owed by any TCR Party.

     Section 16.2 Payment of 1997 Taxes. The Operating Partnership is hereby authorized by each of the Contributors with respect to its respective Property, in the Operating Partnership's sole discretion, to file any applicable proceeding for the 1997 tax roll for a reduction of the assessed valuation of the Property. The refund of Taxes, net of all expenses incurred in connection therewith, if any, for any tax year for which the Contributor(s) or the Operating Partnership shall be entitled to share in the refund shall be divided between the appropriate Contributor(s) and the Operating Partnership in accordance with the apportionment of Taxes pursuant to the provisions hereof. No Contributor shall be liable for any such expenses that exceed its apportionment of Taxes.

     Section 16.3 Allocation Method. The Company and its affiliates will use the "traditional method" (as defined in Treas. Reg. Section 1.704-3(b)) of allocating income, gain, loss and deduction to account for the variation between the fair market value and adjusted basis of the Property for federal income tax purposes with respect to (i) the contribution of the Property, and
(ii) any revaluation of the Property in accordance with the provisions of Treas. Reg. Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and
1.704-3(a)(6).

     Section 16.4 Survival. The provisions of this Article 16 shall survive the Closing Date.

ARTICLE 17.  EMPLOYEE MATTERS.

     As soon as reasonably practicable and in any event not later than twenty
(20) days prior to the Closing Date, the Transferee shall identify on Schedule 17(a) those employees it desires to hire after the Closing Date (the "REHIRED EMPLOYEES") and shall extend offers of employment to each of the Rehired Employees, which offers shall be on terms and conditions which Transferee shall determine in its sole discretion. Immediately prior to the Closing, each of the TCR Parties shall terminate the employment of each employee, if any, designated by the Transferee as Rehired Employees pursuant to this Article 17 and shall cooperate with and use its best efforts to assist Transferee in its efforts to secure satisfactory employment arrangements with those Rehired Employees. The Transferee shall not assume any of the TCR Parties' or their affiliates' employee benefit plans or any obligation or liability thereunder. Service by the Rehired Employees with the TCR Parties shall be treated as service with the Transferee for vacation and employee benefit plan purposes. The TCR Parties shall be liable for all severance, if any, and all accrued vacation of the Rehired Employees as of the Closing Date, and the Transferee shall have no reimbursement or other liability to the TCR Parties or the Rehired Employees on account thereof. Nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by the Transferee, nor shall anything herein interfere with the right of the Transferee to terminate the employment of any of the Rehired Employees at any time, with or without cause, or restrict the Transferee in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees. No provision of this Agreement shall create any third party beneficiary rights in any Rehired Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Rehired Employee by the Transferee or under any benefit plan which the Transferee may maintain. For a period of two years following the Closing, none of the TCR Parties shall, nor shall they permit any Restricted Party to, directly or indirectly, hire or offer employment to, or seek to hire or offer employment to any Rehired Employee who is listed on Schedule 17(b) as of the Effective Date or any other Rehired Employee hired by the TCR Parties after the Effective Date who exercises a similar level of responsibility relating to the construction, development, marketing, management or administration of residential properties in the South Florida Market immediately prior to the Closing and whose name is added to Schedule 17(b) by the Transferee no less than five (5) Business Days prior to the Closing. For a period of one year following the Closing, none of the TCR Parties shall, nor shall they permit any Restricted Party to, directly or indirectly, hire or offer employment to any other employee of the Transferee in the South Florida Market (the "OTHER EMPLOYEES") except for incidental contacts of Other Employees not made as part of a plan or attempt to hire three or more Other Employees, or any successor or affiliate of the Transferee, unless in either case the Transferee first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

ARTICLE 18.  INDEMNIFICATION.

     Section 18.1 By the TCR Parties.

     (a) Subject to Section 18.6 hereof, the Contributing Partners and the Assignors shall jointly and severally indemnify, save and hold harmless the Company, the Operating Partnership and their respective directors, officers, employees, agents, attorneys, representatives and affiliates (each of which is a "TRANSFEREE INDEMNIFIED PARTY"), from and against any and all costs, losses (including, without limitation, diminution in value), taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, lost profits and other losses, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing ("DAMAGES"), incurred in connection with, arising out of, resulting from or incident to: (i) the inaccuracy of any representation made by any TCR Party set forth in Sections 5.1(f), 5.1(h), 5.1(l), 5.1(n), 5.1(o), 5.1(p),
5.1(r), 5.1(s), 5.1(t), 5.1(u), 5.1(v), 7.1(f), 7.1(g), 7.1(h), 7.1(i), 7.1(j)
or 7.1(k) of this Agreement, Article 17 of this Agreement, Addendum A or any other provision of this Agreement that survives the Closing or in any Distributee Agreement; (ii) the failure of any TCR Party to comply with any covenant or agreement set forth in this Agreement; and (iii) net adjustments made pursuant to Article 10 hereof that result in a debit to the TCR Parties to the extent that the amount thereof could not or was not determined pursuant to such Article 10 prior to or as of the end of the periods described in Section 10.6, as applicable. This indemnification shall (x) be limited as to amount as provided in Section 18.6 hereof and (y) survive for the Survival Period.

     (b) The Contributing Partners and the Assignors shall jointly and severally indemnify, save and hold harmless the Transferee Indemnified Parties from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to: (i) the breach by a TCR Party of any of its fiduciary duties (including duties of disclosure) to any other person or entity arising in connection with the transactions contemplated by this Agreement;
(ii) any document filed or to be filed by or on behalf of any Contributor, Contributing Partner or any direct or indirect shareholder, partner, member or affiliate of a Contributor or Contributing Partner (the "COVERED CONTRIBUTOR PARTY") with any Governmental Authority or any other document prepared or distributed by or on behalf of any Covered Contributor Party in connection with the transactions contemplated hereby, including any document distributed in connection with the solicitation of consents to the consummation by the Contributor or the Contributing Partner of the transactions contemplated by this Agreement, provided, however, that the foregoing shall not apply to information supplied by the Company or the Operating Partnership in writing to the Covered Contributor Party specifically for inclusion or incorporation by reference in any such document or to any document prepared or filed by the Company or the Operating Partnership; (iii) obligations or liabilities of any TCR Party to any former partner, member, employee, consultant or agent on account of such person's present or former interest in or right to participate in the revenues or profits of any Contributor or Assignor, whether resulting from the purchase, redemption or acquisition of equity interests in a TCR Party or the termination of employment or other relationship with a TCR Party or otherwise; or (iv) the inaccuracy of any representation made by, or the failure to comply with any agreement of any TCR Party set forth in Sections 3(a), 3(b), 3(c), 3(d), 3(h)(ii), 3(aa) and 3(bb) of Addendum A or Sections 3(a), 3(b), 3(c) and 3(d) of Addendum B. This indemnification shall be unlimited as to amount and shall survive for a period of five (5) years after the Closing. At any time after the first anniversary of the Closing, the Contributing Partners and the Assignors may substitute one or more TCR-affiliated entities (a "SUBSTITUTE INDEMNITOR") to assume their obligations under this Section 18.2(b), provided that the Transferee, in the exercise of its good faith business judgment, is satisfied that the Substitute Indemnitor has and can reasonably be expected to continue to have sufficient financial resources to satisfy possible liabilities arising hereunder. Such assignment shall be effective upon the execution and delivery by the Substitute Indemnitor of a binding agreement to assume such liabilities and upon the consent of the Transferee in writing to any such substitution (which consent may not be unreasonably withheld).

     (c) Notwithstanding anything herein to the contrary, any Damages pursuant to this Section 18.1 arising out of an inaccuracy of the representation and warranty made by the TCR Parties shall first be satisfied if applicable by recourse to any applicable title insurance before the Transferee shall be entitled to recovery from the TCR Parties.

     Section 18.2 By the Transferee. Subject to Section 18.6 hereof, the Transferee shall indemnify and save and hold harmless each of the Contributors, the Contributing Partners and their respective directors, officers, employees, agents, attorneys, representatives and affiliates from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to: (i) the inaccuracy of any representation made by, or the failure to comply with any covenant or agreement of, the Transferee in Sections 6.1, 8.7 or 8.8 of this Agreement or in any other provision of this Agreement that survives the Closing; or (ii) net adjustments made pursuant to Article 10 hereof that result in a credit to the TCR Parties to the extent that the amount thereof could not or was not determined pursuant to such Article 10 prior to or as of the end of the periods described on Section 10.6, as applicable. This indemnification shall survive for the Survival Period.

     Section 18.3 Cooperation. Each indemnified party shall cooperate in all reasonable respects with each indemnifying party and its representatives (including without limitation its attorneys) in the investigation, trial and defense of any lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

     Section 18.4 Claims for Indemnification. If a claim for Damages (a "CLAIM") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "CLAIM NOTICE") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Article 18. Such Claim Notice shall specify the nature and amount of the Claim asserted, if actually known to the party entitled to indemnification hereunder. If any lawsuit or enforcement action is filed against any party entitled to the benefit or indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event with 15 calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action and it is not reasonably foreseeable that the limitations set forth in this Article 18 as to the amount or scope of indemnification will result in the indemnified party being exposed to the risk of any significant unindemnified liability arising from the matters covered by such lawsuit or action, then the indemnifying party shall be entitled, if its so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnifying party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the indemnified party against such Claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Article 18 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

     Section 18.5 Right of Offset. Notwithstanding any other provision of this Agreement to the contrary, the Transferee Indemnified Parties shall have the right to offset the amount of any Damages with respect to which the Transferee Indemnified Parties shall be entitled to indemnification hereunder against the Retained Amount. The Transferee Indemnified Parties shall have no right to offset against any portion of the Retained Amount that is no longer retained by the Transferee and has been distributed to the person or entity entitled to receive them pursuant to Section 3.9 hereof. Notwithstanding the provisions of
Section 3.9 hereof or any other provisions of this Agreement to the contrary, if one or more Claim Notice(s) shall have been filed by or on behalf of a Transferee Indemnified Party and the Claim or Claims described in the Claim Notices have not been resolved, neither the Company nor the Operating Partnership shall be obligated, until all such Claims have been resolved, to distribute any portion of the Retained Amount to the extent that following such distribution the remaining portion of the Retained Amount would be less than the amount of the outstanding Claims.

     Section 18.6 Limitation on Obligations. The Transferees' sole recourse for Damages for which the TCR Parties shall be liable under Section 18.1(a) hereof shall be the rights of offset set forth in Section 18.5 hereof. The TCR Parties shall not be liable for Damages, in the aggregate, under Section 18.1(a) hereof in excess of the amount available for offset as of any date.
The liability of the Transferee for indemnification pursuant to Section 18.2 hereof as of any date shall be limited to an amount equal to the remaining Retained Amount available for offset as of such date pursuant to Section 18.5 hereof in the event of indemnification claims against the TCR Parties.


ARTICLE 19.  NOTICE.

     All notices, demands, requests, or other writings in this Agreement provided to be given, made or sent, or which may be given, made or sent, by any party hereto to another, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service, or by telecopy or fax machine, in either event with all transmittal fees prepaid, properly addressed, and sent to the following addresses:

      If to the Transferee:

      Gables Residential Trust
      2859 Paces Ferry Road
      Suite 1450
      Atlanta, Georgia 30339
      Attention:Marcus E. Bromley
      Phone:  (770) 436-4600
      Fax:    (770) 438-5559

      with a copy to:

      Goodwin, Procter & Hoar  LLP
      Exchange Place
      Boston, MA 02109
      Attention:Ettore A. Santucci, P.C.
      Phone:   (617) 570-1000
      Fax:     (617) 523-1231

     and

      William J. Deas, P.A.
      2215 River Boulevard
      Jacksonville, Florida 32204
      Phone:  (904) 387-9292
      Fax:    (904) 389-3035

      If to the TCR Parties:

      Trammell Crow Residential Company
      717 North Harwood, Suite 1200
      Dallas, Texas 75201
      Attention:Randy Pace
      Phone:   (214) 922-8433
      Fax:     (214) 922-8466

      and

      Trammell Crow Residential Services
      6400 Congress Avenue
      Suite 1000
      Boca Raton, Florida  33487
      Attention:Chris Wheeler
      Phone:    (561) 997-9700
      Fax:      (561) 997-8649

      with a copy to:

      Liddell, Sapp, Zively, Hill & Laboon, L.L.P.
      2001 Ross Avenue
      Suite 3000
      Dallas, TX 75201
      Attention:R. Brent Clifton, Esq.
      Phone:  (214) 849-5555
      Fax:    (214) 849-5599


or to such other address as either party may from time to time designate by written notice to the other. Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first Business Day following such dispatch and (ii) telecopy or fax machine shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 5:00 p.m., New York City time, on a Business Day (if sent later, then notice shall be deemed given on the next Business Day) and if the sending party receives a written send confirmation on its machine and forwards a copy thereof by regular mail accompanied by such notice or communication. Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.

ARTICLE 20.  MISCELLANEOUS.

     Section 20.1 Limited Survival of Representations and Warranties. Unless otherwise expressly provided herein, no representation or warranty in this Agreement or in any instrument delivered pursuant to this Agreement (other than the special warranty of title in the Deeds) shall survive the Closing.

     Section 20.2 Entire Agreement; Third-Party Rights. This Agreement constitutes the entire agreement between the parties and incorporates and supersedes all prior negotiations and discussions between the parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and, except as provided in Section 8.11, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 20.3 Amendment. This Agreement cannot be amended, waived or terminated orally, but only by an agreement in writing signed by each party hereto.

     Section 20.4 Assignment. Except as expressly provided or contemplated herein, no party may assign this Agreement or any interest therein to any other person without the prior written consent of the other parties hereto.

     Section 20.5 Governing Law. This Agreement shall be interpreted and governed by the laws of the State of Florida, without regard to its rules of conflicts of laws and shall be binding upon the parties hereto and their respective successors and assigns.

     Section 20.6 Section Headings. The caption headings in this Agreement are for convenience only and are not intended to be part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

     Section 20.7 Severability. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

     Section 20.8 No Other Rights or Obligations. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between any of the TCR Parties and the Transferee.

     Section 20.9 Counterparts. This Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single Agreement.


     Section 20.10 Construction. All references herein to any Article, Section, Schedule or Exhibit shall be to the Articles and Sections of this Agreement and to the Schedules and Exhibits annexed hereto unless the context clearly dictates otherwise. All of the Schedules and Exhibits annexed hereto are, by this reference, incorporated herein.

     Section 20.11 Representatives. Any approval, consent, mutual satisfaction or similar determination required to be made hereunder by the TCR Parties or any person included within such terms shall be granted exclusively by any one of the TCR Representatives. Any approval, consent, mutual satisfaction or similar determination required to be made hereunder by the Transferee or any person included in such term shall be granted exclusively by the "TRANSFEREE REPRESENTATIVES," who for purposes of this Agreement, until further notice to the TCR Representatives, shall be the persons listed on Schedule 20.11.

     Section 20.12 Attorneys' Fees. In the event of any litigation, bankruptcy proceeding or alternative dispute resolution between the Transferee and any of the TCR Parties, in connection with this Agreement or the transactions contemplated herein, the non-prevailing party in such litigation, bankruptcy proceeding or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys' fees incurred by the prevailing party both at the trial level and on appeal. The provisions of this Section 20.12 shall survive the Closing.

     Section 20.13 Interpretation. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

     Section 20.14 Schedules.  Each representation and warranty made herein by
(a) the Contributors, (b) the Company and the Operating Partnership and (c) the Assignors is qualified by the disclosures made by such party in the Schedules. Each schedule hereto may be amended prior to Closing by the party responsible therefor. If the party receiving such schedule does not object in writing to the amended schedule within ten (10) days upon receipt thereof (or, if such amendment is received less than ten (10) days prior to the Closing Date, then at least one (1) day prior to the Closing Date), such party shall be deemed to have approved the amended schedule.

     Section 20.15 Radon. In accordance with the requirements of Florida Statutes Section 404.056(8), the following notice is hereby given to the Transferee.

     RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

     At Closing, the TCR Representatives shall comply with Schedule 20.15.

     Section 20.16 Waiver of Jury Trial. The parties hereto hereby knowingly, voluntarily and intentionally waive any right they may have to a trial by jury with respect to any litigation based hereon, or arising out of, under, or in connection with this Agreement, or any document contemplated to be executed in conjunction herewith, or actions of the parties.

     Section 20.17 Forum. The parties hereto hereby knowingly, voluntarily and intentionally waive any right they may have to file or pursue litigation to enforce or construe this Agreement or any document to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written), or actions of the parties in any forum, save and except for the Florida Circuit Court, 15th Circuit, in and for Palm Beach County, Florida.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

     GABLES RESIDENTIAL TRUST,
     a Maryland real estate investment trust

          /s/ Marcus E. Bromley
          ------------------------------------
     By:  Marcus E. Bromley
     Its: Chief Executive Officer





     GABLES REALTY LIMITED PARTNERSHIP,
     a Delaware limited partnership

     By: Gables GP, Inc.,
         a Texas corporation
     Its: General Partner

             /s/ Marcus E. Bromley
             ------------------------------
         By:  Marcus E. Bromley
         Its: President



      [TCR PARTIES]